                                                                     EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG

                               TYLAN GENERAL, INC.

                   TYLAN GENERAL ACQUISITION SUBSIDIARY, INC.

                             SPAN INSTRUMENTS, INC.

                                       AND

                     SHAREHOLDERS OF SPAN INSTRUMENTS, INC.


                                FEBRUARY 20, 1996






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                                TABLE OF CONTENTS

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1.  DESCRIPTION OF TRANSACTION................................................................................    1

         1.1   Merger of Tylan Sub into Span..................................................................    1

         1.2  Effect of the Merger............................................................................    1

         1.3  Closing.........................................................................................    2

         1.4  Exchange of Span Stock..........................................................................    2

         1.5  Conversion of Tylan Sub Common Stock............................................................    3

         1.6  Closing of Company Transfer Books...............................................................    3

         1.7  Exchange of Certificates........................................................................    3

         1.8  No Fractional Shares............................................................................    3

         1.9  Adjustment of Common Exchange Ratio.............................................................    4

         1.10 Accounting Treatment............................................................................    4

         1.11  Tax Consequences...............................................................................    4

         1.12  Stock Subject to Conditions or Forfeiture......................................................    4

         1.13 Further Action..................................................................................    4

         1.14 Dissenting Shares...............................................................................    4

         1.15 Shareholders' Agreements........................................................................    5

         2.1  Organization....................................................................................    6

         2.2  Financial.......................................................................................    8

         2.3  Tax Matters.....................................................................................    9

         2.4  Conduct of Business.............................................................................   11

         2.5  Contracts.......................................................................................   13

         2.7  Litigation and Claims; Compliance with Law......................................................   18

         2.8  Environmental Provisions........................................................................   19

         2.9  Properties......................................................................................   21

         2.10  Intellectual Property..........................................................................   23

         2.11  Disclosure.....................................................................................   25

         2.12  Finders........................................................................................   25

         2.13  Transactions with Affiliates...................................................................   25
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                                TABLE OF CONTENTS

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         2.14  No Contemplated Transactions Inconsistent with Pooling-of-Interests Accounting.................   26

3.  REPRESENTATIONS AND WARRANTIES OF TYLAN AND TYLAN SUB.....................................................   26

         3.1  Organization....................................................................................   26

         3.2  Common Stock To Be Issued.......................................................................   28

         3.3  Financial.......................................................................................   28

         3.4  disclosure......................................................................................   28

         3.5  Finders.........................................................................................   29

4.  COVENANTS OF SPAN AND THE PRINCIPAL SHAREHOLDERS..........................................................   29

         4.1  Negative Covenants..............................................................................   29

         4.2  Affirmative Covenants...........................................................................   32

5.  COVENANTS OF TYLAN AND TYLAN SUB..........................................................................   36

         5.1  Negative Covenants..............................................................................   36

         5.2  Affirmative Covenants...........................................................................   36

6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF TYLAN AND TYLAN SUB................................................   39

         5.4  Satisfactory Completion of Pre Acquisition Review...............................................   39

         6.2  Compliance with Covenants; Representations and Warranties Correct...............................   40

         6.3  No Material Adverse Change......................................................................   40

         6.4  Consents of Others..............................................................................   40

         6.5  Legal Opinion...................................................................................   40

         6.6  Dissenters' Rights..............................................................................   40

         6.7  Continuity of Interest..........................................................................   40

         6.8  Absence of Restraint............................................................................   40

         6.9  No Litigation...................................................................................   41

         6.10  Required Approvals.............................................................................   41

         6.11  State Securities Law Requirements..............................................................   41

         6.12  Span Shareholders' Approval....................................................................   41
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                                  TABLE OF CONTENTS

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         6.13  Tylan Stockholders' Approval...................................................................   41

         6.14  Noncompetition Agreements......................................................................   41

         6.15  Resignations...................................................................................   41

         6.16  FIRPTA.........................................................................................   41

         6.17  Tax Opinion....................................................................................   42

         6.18  Pooling-of-Interest Letters....................................................................   42

         6.19  Affiliate Agreements...........................................................................   42

         6.20  Effectiveness of Registration Statement........................................................   42

         6.21  Accounts Receivable............................................................................   42

         6.22  Fairness Opinion...............................................................................   42

         6.23  Comfort Letter.................................................................................   42

7.  CONDITIONS PRECEDENT TO SPAN'S OBLIGATIONS................................................................   43

         7.1  Compliance with Covenants; Representations and Warranties Correct...............................   43

         7.2  No Material Adverse Change......................................................................   43

         7.3  Legal Opinion...................................................................................   43

         7.4  Required Approvals..............................................................................   43

         7.5  Securities Law Requirements.....................................................................   43

         7.6  Span Shareholders' Approval.....................................................................   43

         7.7  Tylan Stockholders' Approval....................................................................   43

         7.8  Absence of Restraint............................................................................   44

         7.9  Tax Opinion.....................................................................................   44

         7.10  Employment Agreements..........................................................................   44

         7.11  Effectiveness of Registration Statement........................................................   44

         7.12  Chairman of the Board..........................................................................   44

         7.13  Board of Directors.............................................................................   44

         8.1  Indemnity.......................................................................................   44

         8.2  Threshold.......................................................................................   45

         8.3  Expiration of Indemnity.........................................................................   45
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                                TABLE OF CONTENTS

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         8.4  Fraud...........................................................................................   45

         8.5  Survival of Representations and Warranties......................................................   45

         8.6  Merger Consideration Adjustments................................................................   45

         8.7  Shareholders' Agent.............................................................................   45

9.  INDEMNITY BY TYLAN........................................................................................   47

         9.1  Indemnity.......................................................................................   47

         9.2  Threshold.......................................................................................   47

         9.3  Expiration of Indemnity.........................................................................   47

         9.4  Fraud...........................................................................................   47

         9.5  Survival of Representations and Warranties......................................................   47

10.  EMPLOYEE MATTERS.........................................................................................   47

         10.1  Employees......................................................................................   47

11.  TERMINATION OF AGREEMENT.................................................................................   48

         11.1  Termination....................................................................................   48

         11.2  Effect of Termination..........................................................................   48

         11.3  Costs and Expenses.............................................................................   48

         11.4  Extension of Time; Waivers.....................................................................   49

12.  MISCELLANEOUS............................................................................................   49

         12.1  Amendment......................................................................................   49

         12.2  Entire Agreement; Counterparts; Applicable Law.................................................   49

         12.3  Attorneys' Fees................................................................................   49

         12.4  Assignability..................................................................................   49

         12.5  Notices........................................................................................   50

         12.6  Titles.........................................................................................   50

         12.7  Cooperation....................................................................................   50

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                                      iv.

                      AGREEMENT AND PLAN OF REORGANIZATION





         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of February 20, 1996 by and among TYLAN GENERAL, INC., a Delaware corporation ("Tylan"), TYLAN GENERAL ACQUISITION SUBSIDIARY, INC., a Delaware corporation ("Tylan Sub"), SPAN INSTRUMENTS, INC., a Texas corporation ("Span") and all of the shareholders of Span (each a "Shareholder" and collectively the "Shareholders").

                                    RECITALS

         A. Tylan has formed Tylan Sub as a wholly owned subsidiary to effect the merger of Tylan Sub with and into Span (the "Merger") in accordance with the laws of the State of Texas and the State of Delaware and in accordance with this Agreement, so that upon consummation of the Merger, Tylan Sub will cease to exist and Span will become a wholly owned subsidiary of Tylan.

         B. This Agreement has been approved by the Boards of Directors of Tylan, Tylan Sub and Span, and by Tylan in its capacity as the sole shareholder of Tylan Sub; and

         C. The Merger is intended to qualify as a reorganization within the meaning of the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and to be accounted for as a pooling-of-interests.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of their mutual covenants, promises and obligations contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be bound hereby, agree as follows:

1.       DESCRIPTION OF TRANSACTION

         1.1 MERGER OF TYLAN SUB INTO SPAN. Subject to the terms and conditions of this Agreement, Tylan Sub shall be merged with and into Span and the separate existence of Tylan Sub shall cease. Span shall be the surviving corporation in the Merger under the corporate name it possesses immediately prior to the Merger, and Tylan shall own all of the issued and outstanding shares of capital stock of Span. Span, in its capacity as the corporation surviving the Merger, is sometimes referred to herein as the "Surviving Corporation."

         1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in the Texas Business Corporation Act (the "Texas Law") and the Delaware General Corporation Law ("DGCL"). Without limiting the generality of the foregoing, the

Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as a private nature, and be subject to all the restrictions, disabilities and duties, of each of Tylan Sub and Span (collectively, the "Constituent Corporations"). The Surviving Corporation shall be vested with the rights, privileges, powers and franchises, all property (real, personal, and mixed) and all debts due on whatever account and all other things in action or belonging to, and all and every other interest of, each of the Constituent Corporations. All debts, liabilities and duties of each of the Constituent Corporations shall attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

         1.3 CLOSING. Consummation of the transactions contemplated by this Agreement (the "Closing") will take place at such place, time and date as Tylan and Span may mutually select (the "Closing Date"), which shall be as soon as practicable following satisfaction or waiver of the closing conditions contained in Articles 6 and 7 hereof, but in any event not later than June 28, 1996. At the Closing, Tylan Sub and Span will each carry out the procedures specified under the applicable provisions of the Texas Law and DGCL, including duly executing and filing Articles of Merger with the Texas Secretary of State (the "Texas Articles of Merger") and a Certificate of Merger with the Delaware Secretary of State (the "Delaware Certificate of Merger") to the end that the Merger shall become effective. The Merger shall become effective on the last to occur of (a) the date the Texas Articles of Merger is duly filed with the Texas Secretary of State (b) the date the Delaware Certificate of Merger is duly filed with the Delaware Secretary of State or (c) such later date as may be specified in the Texas Articles of Merger and Delaware Certificate of Merger (the "Effective Date").

         1.4 EXCHANGE OF SPAN STOCK.

                  (a) On the Effective Date, each then outstanding share, no par value, of Span (collectively, the "Span Common Shares"), other than Span Common Shares to be canceled pursuant to Section b and Dissenting Shares (as defined in Section 1.14), shall cease to be an existing and issued Span Common Share and shall become and be converted into, by virtue of the Merger and without any action on the part of Tylan, Tylan Sub, Span or the holder thereof, into that number of duly authorized, validly issued, fully paid and nonassessable shares of common stock, $.001 par value, of Tylan (the "Tylan Common Stock") equal to 1,470,000 divided by the Fully Diluted Span Common Shares Outstanding, as defined in Section 2.1(c) (the "Common Exchange Ratio").

                  (b) Each Span Common Share issued and outstanding immediately prior to the Effective Date owned by Tylan, Tylan Sub or any subsidiary thereof shall automatically be canceled at the Effective Date, and no conversion shall be made in respect thereof.

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

         1.5 CONVERSION OF TYLAN SUB COMMON STOCK. Each share of Tylan Sub's common stock issued and outstanding immediately prior to the Effective Date shall automatically be converted into and become one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation and the aggregate of such shares issuable upon such conversion shall constitute the only outstanding capital shares of the Surviving Corporation.

         1.6 CLOSING OF COMPANY TRANSFER BOOKS. On and after the Effective Date, holders of certificates representing Span Common Shares shall cease to have any rights as shareholders of Span (except rights, if any, under Article 5.11 of the Texas Law) and the share transfer books of Span shall be closed with respect to Span Common Shares issued and outstanding immediately prior to the Effective Date, and no further transfer of such shares shall thereafter be made on such share transfer books. If, after the Effective Date, valid certificates previously representing such shares are presented to the Surviving Corporation they shall be exchanged as provided in Section 1.7.

         1.7 EXCHANGE OF CERTIFICATES. The parties anticipate that all Span Common Share certificates (except certificates representing canceled shares) shall be exchanged for Tylan Common Stock certificates (and cash in lieu of any fractional shares) at the Closing. Any certificates for Span Common Shares not so surrendered and exchanged at the Closing shall represent solely the right to receive the shares of Tylan Common Stock into which the Span Common Shares it theretofore represented shall have been converted pursuant to Section 4 (or to perfect the holder thereof's right to receive payment for such shares pursuant to Article 5.12 of the Texas Law and Section 1.14 hereof); provided, however, that customary and appropriate certifications and indemnities (but without the requirement to post a bond) allowing exchange against lost or destroyed certificates shall be provided; and provided further that nothing in this
Section 1.7 shall require Tylan to exchange Tylan Common Stock to any holder of Span Common Shares who shall fail to surrender a certificate representing such shares or the certification and indemnities relating to a lost certificate.

         1.8 NO FRACTIONAL SHARES. No fractional shares of Tylan Common Stock will be issued in connection with the Merger and no certificate therefor will be issued. In lieu of such fractional shares, any holder of Span Common Shares who would otherwise receive a fractional share of Tylan Common Stock shall, upon surrender of his certificate or certificates representing Span Common Shares, be paid an amount in cash (without interest) determined by multiplying such fraction by the closing price of Tylan Common Stock as reported on the NASDAQ National Market System on the last trading date immediately preceding the Closing Date. Tylan will, subject to any applicable statute of limitation or abandoned property or similar law, pay to such holders, upon surrender of their certificates representing Span Common Shares outstanding immediately prior to the Effective Date, the cash value of such fractions so determined, without interest.

         1.9 ADJUSTMENT OF COMMON EXCHANGE RATIO. If, between the date of this Agreement and the Effective Date, the outstanding Tylan Common Stock shall have been changed into a greater or lesser number of shares of Tylan Common Stock or into a different security by reason of a reclassification, stock split, stock combination, stock dividend or other recapitalization or similar transaction, the Common Exchange Ratio shall be correspondingly adjusted.

         1.10 ACCOUNTING TREATMENT. The parties intend that the Merger will be treated as a pooling-of-interests for accounting purposes.

         1.11 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a)(2)(E) of the Code.

         1.12 STOCK SUBJECT TO CONDITIONS OR FORFEITURE. All shares of Tylan Common Stock which are received in the Merger in exchange for Span Common Shares which, under applicable stock purchase or restriction agreements, as amended, with Span, are unvested or subject to a repurchase option or other condition of forfeiture which by its terms does not terminate due to the Merger, will also be unvested or subject to the same repurchase option or other condition, as the case may be, and the certificates evidencing such shares will be marked with appropriate legends; provided, however, that this Section 1.12 shall not preclude modification of the existing agreements between Span and its shareholders consistent with pooling-of-interests accounting.

         1.13 FURTHER ACTION. If at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with the full right, title and possession to all assets, property, rights, privileges, immunities, powers and franchises of either or both of the Constituent Corporations, the officers and directors of the Surviving Corporation are fully authorized in the name of either or both of the Constituent Corporations or otherwise to take all such action at Tylan's expense.

         1.14 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, Span Common Shares that are issued and outstanding immediately prior to the Effective Date and that are held by shareholders who have not voted such shares in favor of the Merger and who have delivered a written notice of intention to demand payment for such shares in the manner provided in Article
5.12 of the Texas Law ("Dissenting Shares") shall not be canceled and converted into shares of Tylan Common Stock in accordance with the provisions of Section 1.4(a) unless and until such holder shall have failed to perfect, or shall have effectively withdrawn or lost, such holder's right to payment under the Texas Law. If such holder shall have so failed to perfect, or shall have effectively withdrawn or lost such right, such holder's Span Common Shares shall thereupon be deemed to have been canceled and converted as described in Section 1.4 at the Effective Date, and each such share shall represent solely the right to receive shares of Tylan Common Stock in accordance with the provisions of Section 1.4(a). Span shall give Tylan prompt notice of any demands received by Span for purchase of its shares, and, prior to the Effective Date, Tylan shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Date, Span shall not, except with the prior written consent of Tylan, make any payment with respect to, or settle or offer to settle, any such demands. From and after the Effective Date, no shareholder who has exercised dissenters' rights as provided in Article 5.12 of the Texas Law shall be entitled to vote such holder's shares for any purpose or to receive payment of dividends or other distributions with respect to such holder's shares (except dividends and other distributions payable to shareholders of record at a date which is prior to the Effective Date).

         1.15 SHAREHOLDERS' AGREEMENTS.

                  (a) Upon execution of this Agreement, each of the Shareholders shall enter into a Shareholder Agreement with Tylan in substantially the form attached hereto as Exhibit a.

                  (b) At or prior to Closing, each of the Shareholders shall execute the Continuity of Interest Certificate referred to in Section h.

                  (c) At or prior to Closing, Donald E. Whitson, Leo E. Whitson, Robert Barraclough, Robert Lipsky, John Rabbitt, George Yurch, John Jul, John Jordon, Brian Day, Tom Gray and Ron Ewers (the "Affiliates") shall execute the Affiliate Agreement referred to in Section p.

2.       REPRESENTATIONS AND WARRANTIES OF SPAN AND THE PRINCIPAL SHAREHOLDERS

         Span and each of Donald E. Whitson and Leo E. Whitson (each, a "Principal Shareholder" and collectively, the "Principal Shareholders") jointly and severally represent and warrant to Tylan and Tylan Sub as of the date of this Agreement as follows:

         2.1 ORGANIZATION.

                  (a) Each of Span and Ocala, Inc. ("Ocala") is a corporation duly organized, validly existing and in good standing, under the laws of the State of Texas. Each of Span and Ocala has all necessary power and authority under applicable corporate law and its Articles of Incorporation and Bylaws to own or lease its properties and to carry on its business as presently conducted. Span has provided Tylan with true and correct copies of the Articles of Incorporation and Bylaws of each of Span and Ocala. Except for Ocala, Span has no subsidiaries, and, except as set forth on Schedule 2.1(a), Span does not own or hold, directly or indirectly, any debt or equity securities of, nor has any other interest in, any corporation, partnership, joint venture or other entity.

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

                  (b) Each of Span and Ocala is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to so qualify would have a "Material Adverse Effect." For the purposes of this Agreement, "Material Adverse Effect" as it applies to Span or Tylan means an adverse effect on the business, operations, condition (financial or otherwise), assets or prospects of Span and Ocala, taken as a whole, or Tylan and its subsidiaries, taken as a whole, respectively, which is material. For purposes of this Agreement, documents, objects, effects, conditions, events or occurrences shall be deemed "material" as they relate to Span or Ocala if they involve amounts, or result in Damages (as hereinafter defined), in excess of $50,000 during any fiscal year period. For purposes of this Agreement, documents, objects, effects, conditions, events or occurrences shall be deemed "material" as they relate to Tylan if upon public disclosure, they would be viewed by a reasonable investor as significantly altering the total mix of information then available concerning Tylan and its subsidiaries, taken as a whole.

                  (c) The authorized capital stock of Span consists, and on the Closing Date will consist, of 500,000 shares, no par value, of which 265,699 shares are issued and outstanding. The authorized capital stock of Ocala consists, and on the Closing Date will consist, of 1,000,000 shares, $0.01 par value per share, of Common Stock, of which 100,000 shares are issued and outstanding. All of the issued and outstanding shares of Span and Ocala are validly issued, fully paid and nonassessable and the issuance of such issued and outstanding shares were not subject to any preemptive rights which have not been effectively waived. Schedule c sets forth a list of the Shareholders and the holders of all outstanding shares of capital stock of Ocala, including their names and addresses and the kind and number of shares of Span capital stock and Ocala capital stock that they hold. No holder of Span capital stock or Ocala capital stock possesses shares that are subject to vesting. Except as set forth above, there are not as of the date hereof, and on the Closing Date there will not be, any capital shares of Span or Ocala authorized, issued or outstanding or any authorized or outstanding subscriptions, options, warrants, stock appreciation rights, calls, rights, convertible securities or other agreements or commitments of any character relating to issued or unissued capital shares or other securities of Span or Ocala, or otherwise obligating Span or Ocala to issue, transfer or sell any capital shares of Span or Ocala, or other securities convertible into, exchangeable for, or evidencing the right to subscribe for, any capital shares of Span or Ocala. The sum of the number of Span Common Shares outstanding and the maximum number of Span Common Shares issuable upon exercise, conversion, exchanging or subscription pursuant to any security agreement or commitment of Span immediately before the Effective Date shall be referred to herein as the "Fully Diluted Span Common Shares Outstanding." Following the Closing, neither Span nor Ocala will have any obligation to issue, transfer or sell any of its capital shares or other securities of Span or Ocala pursuant to any currently existing employee benefit plan or otherwise. Except as set forth on Schedule 2.1(c), neither Span nor Ocala has any liability to any current or former shareholder of Span or Ocala arising from or relating to the

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

offer and sale of any of its securities, whether under federal or state securities law, or otherwise.

                  (d) Span has full corporate power and authority to execute, deliver and perform this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Span, and no other corporate proceedings on the part of Span are necessary for Span to authorize this Agreement or to consummate the transactions contemplated hereby (other than approval by the Shareholders). This Agreement has been duly executed and delivered by duly authorized officers of Span. This Agreement constitutes a legal, valid and binding obligation of Span enforceable against it in accordance with its terms (except to the extent that enforcement is affected by laws pertaining to bankruptcy, reorganization, insolvency and creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies).

                  (e) Except as may be required by the Securities Act of 1933, as amended (the "Securities Act"), state securities laws, the Texas Law or the DGCL, there is no requirement applicable to Span or Ocala to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation by Span of the transactions contemplated by this Agreement. Neither Span nor either of the Principal Shareholders knows of any reason why any required permit, authorization, consent or approval will not be obtained. Except as set forth on Schedule 2.1(e), neither the execution and delivery of this Agreement by Span nor the consummation by Span of the transactions contemplated by this Agreement will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of Span or Ocala, (ii) result in a material default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture or other evidence of indebtedness of Span or Ocala or any material license agreement, lease or other material contract, instrument or obligation to which Span or Ocala is a party or by which Span or Ocala or any of either of their assets may be bound, (iii) violate any statute, rule, regulation, order, writ, injunction, decree or arbitration award applicable to Span or Ocala or any of either of their assets, which violation would have a Material Adverse Effect on Span, or (iv) result in the creation of any material (individually or in the aggregate) liens, charges or encumbrances on any of the assets of Span or Ocala.

                  (f) Span has delivered to Tylan complete and accurate copies of the minutes of all its directors and shareholders meetings, and all actions by written consent of the directors and shareholders, of Span and Ocala since January 1, 1990 as to Span and since inception as to Ocala, and will deliver to Tylan at or prior to the Closing complete and accurate copies of all minutes of such meetings and such actions that occur between the date hereof and the Closing Date.

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

         2.2      FINANCIAL.

                  (a) The audited consolidated balance sheet of Span as of August 31, 1995 and the audited consolidated statement of operations, consolidated statement of cash flows and consolidated statement of changes in shareholders' equity of Span for the fiscal year ended August 31, 1995 (the "Audited Financial Statements"), each certified by Ernst & Young LLP, independent certified public accountants, whose report thereon is included therein, and the unaudited consolidated balance sheet of Span as of November 30, 1995 (the "November 30, 1995 Balance Sheet") and the unaudited consolidated statement of operations and consolidated statement of cash flows of Span for the three-month period ending November 30, 1995 have been prepared in accordance with the books and records of Span, which books and records are complete, maintained on a consistent basis, and correctly reflect its income, expenses, assets and liabilities, are true, complete and accurate and present fairly the financial position of Span as of the date of said balance sheets and the results of operations of Span for the periods covered by said statements of operations, in accordance with generally accepted accounting principles ("GAAP") consistently applied, except as otherwise disclosed therein and except, in the case of unaudited statements, for normally recurring year-end adjustments, which adjustments will not be material either individually or in the aggregate, and the absence of notes required by GAAP. The financial statements described in this Section a are referred to in this Agreement as the "Financial Statements."

                  (b) Except as disclosed in Schedule b, neither Span nor Ocala has any material Liability, except for any Liability which (i) is accrued or fully reserved against in the November 30, 1995 Balance Sheet or disclosed in the notes included in the Audited Financial Statements; or (ii) is of a normally recurring nature and was incurred after November 30, 1995 in the ordinary course of business consistent with past practice. As used herein, "Liabilities" shall mean any liability or obligation of any kind or nature, secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due).

                  (c) The accounts receivable of Span on November 30, 1995, and those existing on the Closing Date:

                           (i) will have arisen out of sales in the ordinary course of business and represent bona fide indebtedness of the applicable account debtor;

                           (ii) to the best knowledge of Span and each of the Principal Shareholders, are and will be collectible in full (except as set forth on Schedule 2.2(c)), net of the reserves therefore set forth on the books of Span, which reserves were calculated consistent with past practices and with GAAP applied consistently with the Audited Financial Statements; and

                           (iii) except as set forth on Schedule 2.2(c), are subject to no claim of offset, counterclaim, recoupment or setoff and, to the best knowledge of Span and each of the Principal Shareholders, there are no facts or circumstances (whether asserted or unasserted) that could give rise to such a claim.

Schedule c sets forth complete and accurate accounts receivable aging report as of November 30, 1995. Span will use all reasonable efforts to ensure that the aging of the accounts receivable on the Closing Date shall not be materially worse than that shown on Schedule c.

                  (d) Other than as set forth on Schedule 2.2(d), the inventories of Span on November 30, 1995 and those existing on the Closing Date are and will be usable in all material respects in the ordinary course of business at a value which is not less than the value at which such inventory is carried on the books of Span. The inventory is adequate for the conduct of the business of Span and inventory levels are not in excess of the normal operating requirements of Span. Schedule d sets forth all inventories as of the date hereof that Span in good faith believes to be in excess of the reasonable requirements of Span for the next six months.

         2.3 TAX MATTERS.  With respect to Taxes (as defined below):

                  (a) Except as set forth on Schedule 2.3, Span and Ocala have filed or will file or cause to be filed, within the time and in the manner prescribed by law, all material returns, declarations, reports, estimates, information returns and statements, including information returns and reports ("Returns") required to be filed under federal, state, local or any foreign laws by Span or Ocala for all taxable periods ending on or prior to the Closing Date; all Returns so filed complied in all material respects with the laws, rules and regulations applicable to such Returns.

                  (b) Except as set forth on Schedule 2.3, Span and Ocala have within the time and in the manner prescribed by law, paid (and until the Closing will, within the time and in the manner prescribed by law, pay) all Taxes (as defined below) that are due and payable prior to the Closing, and there is (and until the Closing shall be) no material difference between the amount of the book basis and the tax basis of assets (net of liabilities) that are not accounted for by an accrual on the books for federal income tax purposes.

                  (c) All Taxes payable by Span or Ocala as of November 30, 1995 or which will become payable as a result of activities of Span or Ocala on or before November 30, 1995 are clearly identified and reflected on the November 30, 1995 Balance Sheet as taxes payable or as accrued taxes. No Taxes will become payable by Span or Ocala as a result of activities of Span or Ocala between November 30, 1995 and the Closing Date other than Taxes of a normally recurring nature incurred by Span or Ocala after November 30, 1995 in the ordinary course of business consistent with past practice.

                  (d) Span has established (and until the Closing will establish) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable.

                  (e) There are no liens for unpaid Taxes filed against the assets of Span or Ocala except liens for Taxes not yet due.

                  (f) Neither Span nor Ocala has filed (nor will file prior to the Closing Date) any consent agreement under Section 341(f) of the Code nor agreed to have Section 341(f)(2) of the Code apply to any disposition of the subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Span or Ocala.

                  (g) Except as set forth on Schedule 2.3(g), no deficiency or adjustment for any Taxes has been proposed or asserted or assessed against Span or Ocala and, to the best knowledge of Span and each of the Principal Shareholders, no foreign, federal, state or local audits, examination or other administrative proceedings or court proceedings are presently pending with regard to any Taxes, and no waiver or consent extending any statute of limitations for the assessment or collection of any Taxes, which waiver or consent remains in effect, has been executed by (or on behalf of) Span or Ocala nor are any requests for such waiver or consent pending. The federal income tax returns of Span and Ocala have been examined by the Internal Revenue Service (the "IRS") or the statutes of limitations for the assessment of federal income taxes has expired for all periods to and including August 31, 1991.

                  (h) Neither Span nor Ocala is a party to any tax-sharing or allocation agreement, nor does Span or Ocala owe any amount under any tax-sharing or allocation agreement.

                  (i) The acquisition of Span by Tylan will not result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code and there is no agreement, plan or arrangement covering any employee or independent contractor of Span or Ocala that would give rise to any payment that would not be deductible pursuant to Section 280G or Section 162 of the Code.

                  (j) Neither Span nor Ocala has made any election under Section 338(g) of the Code with respect to any acquisition and no outstanding debt obligation of Span or Ocala is "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code.

                  (k) Neither Span nor Ocala is a United States Real Property Holding Corporation as defined under Section 897(c)(2) of the Code.

                  (l) There have been no audits of Taxes based on income of Span or Ocala since August 31, 1991.

                  (m) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies, or other assessments of whatever kind or nature, including, without limitation, all net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, net worth, environmental, occupancy or property taxes, customs duties, fees, assessments or charges of any kind whatsoever (together with any interest and any penalties, additions to tax or additional amounts) imposed by any taxing authority (domestic or foreign) upon or payable by Span or Ocala.

         2.4 CONDUCT OF BUSINESS. Except as set forth in Schedule 2.4, since August 31, 1995, neither Span nor Ocala has:

                  (a) sold, leased, optioned or transferred any material portion of the assets of Span or Ocala or any material portion of the interests in such portion, except for sales of inventory in the ordinary course of business;

                  (b) suffered any material loss, or material interruption in use, of any material asset or property (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or Act of God;

                  (c) made any material change in the conduct or nature of its business or operations;

                  (d) waived any material rights arising out of the conduct of, or with respect to, its business or operations;

                  (e) made or committed to make any capital expenditures in an amount in excess of $1,500,000 in the aggregate;

                  (f) declared or paid any dividend or other distribution with respect to its capital shares or redeemed, repurchased or otherwise acquired any of its own capital shares;

                  (g) made any material increase in the rate or terms of compensation payable by Span or Ocala to, or any increase in the rate or terms of any bonus, insurance, pension or other employee benefit plan on behalf of any director, officer or key employee of Span or Ocala;

                  (h) made any change in accounting methods, principles or practices except as required by GAAP;

         (i) suffered any creation, occurrence or assumption of any material indebtedness for money borrowed other than in the form of accounts payable for goods and services in the ordinary course of business;

         (j) assumed, guaranteed, or incurred any liability for the obligations of any other person or suffered the subjecting of any property or assets of Span or Ocala to mortgage, lien, pledge or other encumbrance other than purchase money security interests or liens for taxes not yet due and payable in the ordinary course of business;

         (k) suffered any termination or threatened termination, or substantial adverse modification, of the relationship of Span or Ocala with a customer or supplier or the occurrence of any event affecting any product or process used by Span or Ocala having, in any such case or in the aggregate, a Material Adverse Effect;

         (l) without limitation by the enumeration of any of the foregoing, entered into any material transaction (including any borrowing, leasing or capital financing or any lease of real property) other than in the ordinary course of business;

         (m) incurred any material Liabilities other than in the ordinary course of business;

         (n) suffered or been threatened with any adverse change which has had or could have a Material Adverse Effect; or

         (o) agreed to do any of the foregoing.

   2.5 CONTRACTS.

         (a) Except as set forth in Schedule a, neither Span nor Ocala is a party to, or bound by, any material undischarged written or oral:

                  (i) contract for the employment for any period of time whatsoever, or restricting the employment, of any employee;

                  (ii) consulting agreement;

                  (iii) collective bargaining agreement;

                  (iv) contract or agreement restricting in any manner Span's or Ocala's right to compete with any other person or restricting Span's or Ocala's right to sell to or purchase from any other person;

                  (v) agreement with any affiliate of Span or Ocala or person controlled by an affiliate of Span or Ocala for or with respect to the purchase or sale of goods or the performance of services;

                  (vi) contract for the payment or receipt of license fees or royalties to or from any person, firm or corporation;

                  (vii) contract of agency, representation, distribution or franchise which cannot be canceled without payment or penalty upon notice of thirty (30) days or less;

                  (viii) service contract in an annual amount in excess of $50,000;

                  (ix) guaranty, performance, bid or completion bond, or surety or indemnification agreement;

                  (x) contract relating to the purchase, sale, ownership, use or license of technology except licenses for third party software generally available to the public;

                  (xi) lease or sublease, either as lessee or sublessee, lessor or sublessor, of real or personal property or intangibles;

                  (xii) contracts relating to the purchase, sale or margining of securities;

                  (xiii) warranty or product service contracts;

                  (xiv) joint venture, partnership or other contracts involving a sharing of profits, losses, costs or liabilities; or

                  (xv) contract not listed above.

         All material contracts, leases, subleases and other instruments of the type referred to in this Section a and described in Schedule a (collectively, "Contracts") are in full force and effect and are binding upon Span or Ocala, as the case may be, and, to the best knowledge of Span and each of the Principal Shareholders, are binding on the other parties thereto. Except as set forth on
Schedule 2.5(a), no material default by Span or Ocala, as the case may be, has occurred thereunder and, to the best knowledge of Span and each of the Principal Shareholders, no material default by the other contracting parties has occurred thereunder, and no event has occurred which with the giving of notice or the lapse of time, or both, would constitute a material default by Span or Ocala, as the case may be. Span has delivered to Tylan true and complete copies of each contract, lease, sublease, or other instrument described in Schedule a.

                  (b) Except as disclosed in Schedule b, neither Span nor Ocala is a party to, or bound by, any Contract under the terms of which performance by Span or Ocala according to the terms of this Agreement will be a default or an event of acceleration, or would otherwise require consent.

                  (c) Neither Span nor Ocala is a party to, or bound by, any Contract requiring Span or Ocala to perform engineering development or documentation development services, which services have not been fully performed, delivered and unconditionally accepted by the party contracting for such services or any third party beneficiary thereof.

                  (d) Schedules d and b contain a list of every material license, permit or governmental approval, order, directive and agreement applied for, pending, issued, rejected or given to Span or Ocala with respect to the conduct of their respective businesses or operations. Each of Span and Ocala possesses all licenses, permits, and governmental approvals and authorizations which are required in order to operate its business as presently conducted and each of Span and Ocala is in compliance with all such licenses, permits, approvals and authorizations, except where the failure to possess, or comply with, such licenses, permits, approvals and authorizations would not have a Material Adverse Effect.

                  (e) Schedule e contains a list of all pending or threatened claims against Span or Ocala under each Contract (including, without limitation, claims for back charges, rebates, price reductions, breaches of product or service warranties or for product or service liability for products manufactured or sold), excluding requests for service in the ordinary course of business which Span or Ocala is required to perform pursuant to the terms of standard warranties and which are covered by warranty reserves, to the extent such claims, individually or in the aggregate, could have a Material Adverse Effect.

         2.6 EMPLOYEES.

                  (a) With respect to the employees of Span and Ocala:

                           (i) Schedule a contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement (collectively, the "Plans"), currently sponsored, maintained or contributed to or required to be contributed to by Span or Ocala for the benefit of any employee of Span or Ocala (an "Employee" and collectively, the "Employees").

                           (ii) Neither Span nor Ocala, now or at any time in the past, has maintained, sponsored or contributed to any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

         (iii) Span and Ocala maintain, sponsor or contribute to only those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Schedule a (the "Welfare Plans"), none of which is a multiemployer plan (within the meaning of
Section 3(37) of ERISA).

         (iv) With respect to each of the Plans, Span has heretofore delivered to Tylan true and complete copies of each of the following documents:

                  (A) a copy of each such Plan (including all amendments thereto);

                  (B) a copy of the annual report, if required under ERISA, with respect to each such Plan for the last two years;

                  (C) a copy of the most recent Summary Plan Description, together with each Summary of Material Modifications, if required under ERISA, with respect to each such Plan, and all material employee communications relating to such Plan;

                  (D) if such Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof;

                  (E) all contracts relating to the Plans, including, without limitation, service provider agreements, insurance contracts, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

                  (F) the most recent determination letter received from the IRS with respect to each such Plan that is intended to be qualified under Section 401 of the Code.

         (v) Neither Span nor Ocala has, and neither has ever had, any affiliates as determined under Section 4001(b)(1) of ERISA or Section 414(b),
(c), (m) or (o) of the Code, nor has Span or Ocala ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code; neither Span nor Ocala has ever made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

                           (vi) Neither Span nor Ocala has any plan or commitment, whether legally binding or not, to create any additional Welfare Plan or any Pension Plan, or any plan or commitment to modify or change any existing Welfare Plan, other than changes to comply with applicable law, that would affect any Employee.

                           (vii) No Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to current or former employees of Span or Ocala after any such employee's retirement or other termination of service (other than (A) benefit coverage mandated by applicable law, including, without limitation, coverage provided pursuant to Section 4980B of the Code, (B) deferred compensation benefits accrued as liabilities on the books of Span or Ocala, (C) benefits the full cost of which is borne by the current or former employee (or the employee's beneficiary)).

                           (viii) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 162(i) of the Code, the provisions of Section 4980B of the Code have been complied with in all material respects.

                           (ix) Each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code.

                           (x) Each of the Plans intended to be qualified under
         Section 401 of the Code has received a favorable determination from the Internal Revenue Service and nothing has occurred since such determinations to adversely affect them.

                           (xi) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in any payment (including, without limitation, any bonus, golden parachute or severance payment) to any director of Span or Ocala or Employee under any Plan, or materially increase the benefits payable under any Plan, or result in the acceleration of the time of payment or vesting of such benefits.

                  (b) Schedule b contains a list of all employees of Span and Ocala as of February 1, 1996. Said list correctly reflects, in all material respects, their salaries, other compensation (other than under the Welfare Plans), dates of employment, positions, social security numbers and birth dates.

                  (c) Each of Span and Ocala has complied in all material respects and is currently complying in all material respects with all applicable laws relating to employment and employment practices, including, without limitation, wages, workplace safety, equal employment opportunity and nondiscrimination ("Labor Laws"). Other than as set forth on Schedule 2.6(c), neither Span nor Ocala has received any notice of noncompliance or violation of any Labor Law that is pending or unresolved; no action is pending or to the best knowledge of Span and each of the Principal Shareholders, threatened before the National Labor Relations Board, the Equal Employment Opportunity Commission, the U.S. Department of Labor or any other foreign, federal, state or local governmental authority or court relating to employment matters or any Labor Law; and there is no pending or, to the best knowledge of Span and each of the Principal Shareholders, threatened arbitration, suit, litigation or proceeding, against Span or Ocala or any current or former director, major shareholder, officer or supervisory employee of Span or Ocala, alleging wrongful termination, racial, religious, sexual or age discrimination, improper post-termination conduct, or breach of contract or covenant of employment.

                  (d) Schedule d identifies all employees of Span and Ocala who are not available fully to perform work because of disability, layoff, leave or similar status and sets forth the basis of such leave and the anticipated date of return to full service.

                  (e) To the best knowledge of Span and each of the Principal Shareholders, all individuals who are performing or have performed services for Span or Ocala within the last two years and are or were classified as "independent contractors" for tax purposes qualify for such classification.

                  (f) Neither Span nor Ocala is subject to any collective bargaining agreement with respect to any of its employees, has any current labor problems or disputes, or, to the best knowledge of Span and each of the Principal Shareholders, has been subject to any effort to organize any of its employees during the last 24 months.

         2.7 LITIGATION AND CLAIMS; COMPLIANCE WITH LAW.

                  (a) Except for litigation or proceedings relating to the environment (which are exclusively provided for in Section 2.8 below), there is no material arbitration, suit, litigation or proceeding, in law or in equity, pending, or, to the best knowledge of Span and each of the Principal Shareholders, threatened before any court, tribunal, master or governmental agency, authority or body in which Span or Ocala is a party or to which its business or property is subject. To the best knowledge of Span and each of the Principal Shareholders, there are no preliminary proceedings or governmental investigations before any commission or other administrative authority pending or threatened against Span or Ocala, and, except as set forth on Schedule 2.7(a), no event has occurred or circumstance exists that (with or without notice or lapse of time) may serve as the basis for or give rise to any such arbitration, suit, litigation or proceeding.

                  (b) Neither Span nor Ocala is a party to any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to its properties, assets, personnel or business activities.

                  (c) Except for laws, rules and regulations relating to the environment (which are exclusively provided for in Section 2.8 below), neither Span nor Ocala is in violation of, or delinquent in respect to, any decree, order or arbitration award or law, statute, or regulation of, or agreement with, or any license or permit from, any federal, state, local and foreign governmental authority to which its properties, assets, personnel or business activities are subject or to which Span or Ocala is subject, including, without limitation, laws, rules and regulations relating to occupational health and safety, equal employment opportunities, fair employment practices, and sex, race, religious and age discrimination, except such violation of delinquency which either in the particular instance or in the aggregate would not have a Material Adverse Effect.

         2.8 ENVIRONMENTAL PROVISIONS.

                  (a)      For the purposes of this Section 2.8:

                           (i) "Environmental Claim" means any material claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (A) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by Span or Ocala, or (B) circumstances forming the basis for any violation, or alleged violation, of any Environmental Law.

                           (ii) "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

                     (iii) "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products or any other substance now or hereafter regulated by Environmental Laws or that is otherwise a danger to health, reproduction or the environment.

                  (b) Except as set forth in Schedule b, each of Span and Ocala is in compliance in all material respects with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by Span and Ocala of all material permits and other governmental authorizations required under applicable Environmental Laws, and material compliance with the terms and conditions thereof. Except as set forth in Schedule b, neither Span nor Ocala has received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that it is not in such full compliance, and, to the best knowledge of Span and each of the Principal Shareholders, there are no circumstances that may prevent or interfere with such material compliance in the future. Except as set forth in Schedule b, to the best knowledge of Span and each of the Principal Shareholders, no current or prior owner of any property owned or leased by Span or Ocala has received any communication (written or oral), whether from a government authority, citizens group, employee or otherwise, that alleges that it, or Span or Ocala, is not in such full compliance. All permits and other governmental authorizations currently held by Span or Ocala pursuant to the Environmental Laws are identified in Schedule b.

                  (c) Except as set forth in Schedule c, there is no Environmental Claim pending or, to the best knowledge of Span and each of the Principal Shareholders, threatened against Span or Ocala or against any person or entity whose liability for any Environmental Claim Span or Ocala has or may have retained or assumed either contractually or by operation of law.

                  (d) Except as set forth in Schedule d and except as would not, either in the particular instance or in the aggregate, have a Material Adverse Effect, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could form a reasonable basis for any Environmental Claim against Span or Ocala or, to the best knowledge of Span and each of the Principal Shareholders, against any person or entity whose liability for any Environmental Claim Span or Ocala has or may have retained or assumed either contractually or by operation of law.

                  (e) Without in any way limiting the generality of the foregoing, (i) all on-site and off-site locations where Span or Ocala have stored, disposed of or arranged for the disposal of, Materials of Environmental Concern are identified in Schedule e, (ii) to the best knowledge of Span and each of the Principal Shareholders, all underground storage tanks (whether or not in use by Span or Ocala), and the capacity and contents of such tanks, located on property owned or leased by Span or Ocala, are identified in Schedule e, (iii) to the best knowledge of Span and each of the Principal Shareholders, except as set forth in Schedule e, there is no asbestos contained in or forming part of any building, building component, structure or office space owned or leased by Span or Ocala, and (iv) to the best knowledge of Span and each of the Principal Shareholders, except as set forth in Schedule e, no polychlorinated biphenyls (PCBs) are used or stored at any property owned or leased by Span or Ocala.

         2.9       PROPERTIES.

                  (a) Span has previously delivered to Tylan true and correct copies of all leases pursuant to which Span or Ocala leases real or personal property (the "Leases"). Each of the Leases is valid, binding and enforceable against Span, Ocala or Whitson Properties, L.C. and, to the best knowledge of Span and each of the Principal Shareholders, against each of the lessors thereunder in accordance with its terms and is in full force and effect. Except as described in Schedule a, neither Span nor Ocala is in default under any term of any Lease nor, to the best knowledge of Span and each of the Principal Shareholders, is any other party thereto in default thereunder, and no event has occurred which (whether with or without notice, lapse of time or both) would constitute a default by Span or Ocala. The transactions contemplated by this Agreement shall not constitute a breach of any Lease. The properties subject to the Leases and the conditions of the Leases are suitable in all material respects for the business currently being conducted thereon by Span or Ocala, as the case may be. There are no condemnation proceedings pending or, to the best knowledge of Span and each of the Principal Shareholders, threatened with respect to any portion of the property subject to the Leases.

                  (b) Each of Span and Ocala has good and valid title to its assets reflected as owned in the November 30, 1995 Balance Sheet (as well as all of its properties and assets which have been fully depreciated and are not reflected therein) or acquired after that date. Except as set forth in Schedule b, as of November 30, 1995 and as of the Closing, each of Span and Ocala shall have good and valid title to its assets, free and clear of any mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances or charges of any kind (collec tively, "Liens"), other than (i) Liens shown on the November 30, 1995 Balance Sheet as securing specified liabilities (with respect to which no default exists), (ii) Liens for current taxes not yet due, (iii) purchase money security interests and (iv) all minor imperfections of title and encumbrances, if any, which do not impair the operations of Span or Ocala in any material respect. All of the assets of Span and Ocala are in all material respects (i) fit for the purposes for which intended and (ii) in good operating condition and repair, except for ordinary wear and tear, are currently used by Span or Ocala in the ordinary course of its business, and are sufficient for the operation of Span's or Ocala's business, as the case may be. As of the Closing, the assets of Span and Ocala shall constitute all of the properties, rights and assets (other than insurance policies) necessary for the conduct of the businesses of Span and Ocala as currently conducted and as conducted at Closing. Except as set forth in Schedule b, all material tangible assets of Span and Ocala are located in Plano, Texas, Ocala, Florida, and San Clemente, California. Except as set forth on Schedule b, no tangible personal property has been loaned or otherwise made available to Span or Ocala for development or other purposes.

                  (c) Span has fire and casualty insurance policies, with extended coverage (subject to reasonable deductibles and policy exclusions), sufficient to allow Span and Ocala to replace any of their material properties that might be damaged or destroyed, and has liability insurance reasonably adequate to protect each of Span and Ocala and its financial condition against the risks involved in the business conducted by it. Schedule c lists all such policies. Span and Ocala have paid all premiums when due and have not done anything by way of action or inaction which could be reasonably likely to invalidate any of such policies, in whole or in part. There are no outstanding requirements or recommendations of any insurance company that has issued a policy to Span or Ocala which require or recommend any changes to the conduct of the business of Span or Ocala, or any repair or other work with respect to any of its properties, and no insurance company providing coverage to Span or Ocala has refused to cover any claim or given any notice of defense subject to reservation of rights or provided any notice of cancellation of any coverage.

                  (d) Each of Span and Ocala has good, marketable and insurable title to each piece of real property owned by it (collectively, "Property"), free and clear of all material liens, encumbrances, covenants, conditions, restrictions, rights of way, easements and other matters affecting title. True and complete copies of any title report relating to the Property have been delivered to Tylan.

                  (e) To the best knowledge of Span and each of the Principal Shareholders, (i) no action, suit, proceeding or investigation is pending or threatened (including without limitation environmental litigation and eminent domain, condemnation or similar proceedings) materially affecting the Property or against Span or Ocala and relating to or arising from its interest in any tangible asset owned by it, and (ii) none of Span, Ocala or either of the Principal Shareholders has received any notice of or has any knowledge that any such proceedings are contemplated. To the best knowledge of Span and each of the Principal Shareholders, (A) the uses presently being made of the Property conform to existing zoning laws, (B) all material permits and licenses necessary for the use, occupancy and operation of the Property have been obtained, (C) Span and Ocala have complied in all material respects with all laws, ordinances, rules and regulations of any governmental agency or body having or asserting jurisdiction over the Property, and (D) the Property complies in all material respects with all building, fire and life safety codes and requirements.

                  (f) Neither Span nor Ocala is a "foreign person" as that term is defined in the Code and in applicable regulations.

         2.10     INTELLECTUAL PROPERTY.

                  (a) Schedule a lists all domestic and foreign patents and patent applications owned or licensed by Span or Ocala (the "Patents") and all material agreements relating thereto. Except where such Patents are indicated to be licensed, Span (or Ocala, as the case may be) owns the Patents and all related patent rights free and clear of all liens, claims or encumbrances and may assign or license them free and clear of any liens, claims or encumbrances. There are no proceedings, and to the best knowledge of Span and each of the Principal Shareholders, there are no claims, threats or other communications, which challenge the validity of any claim of any Patent. All such Patents are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use), and neither Span nor either of the Principal Shareholders has any reason to believe that any of the Patents is not, or upon issuance will not be, valid and enforceable. No Patent has been or is now involved in any interference proceeding or has been challenged in any way, and neither Span nor either of the Principal Shareholders is aware of any interfering patent or patent application. Neither Span nor either of the Principal Shareholders is aware of any relevant information that is material to the examination of an application for any Patent that has not been disclosed to the U.S. Patent and Trademark Office pursuant to the disclosure requirements of 37 C.F.R. 1.56. Span has delivered to Tylan copies of all opinions and memoranda of counsel received by it and relating to
(i) the validity and patentability of the Patents, (ii) infringement by third parties of the Patents and (iii) Span's or Ocala's freedom to operate. Schedule a lists all existing agreements including licenses relating to the Patents granted to third parties by Span or Ocala. Except as disclosed in Schedule 2.10(a), subject to any right of Span (or Ocala, as the case may be) to conduct an audit of its licensees, all royalties and other payments due under said agreements have been paid, and no party to those agreements is in material default in any manner respecting its obligations under those agreements. Except for the agreements listed in Schedule a and except for any license implied by the sale of a product, no other license, covenant, or agreement has been granted or entered into by Span or Ocala with respect to the Patents.

                  (b) Schedule b lists all domestic and foreign registered copyrights, trademarks and trademark applications owned by Span or Ocala and/or licensed by Span or Ocala from (other than pursuant to standard end-user Licenses) or to third parties (the "Trademarks" and "Copyrights"), indicating in each case whether the Trademark or Copyright is owned or licensed, and a listing and summary description of all agreements relating to the Trademarks and Copyrights. Other than as set forth on Schedule 2.10(b), each of Span and Ocala owns free and clear of all liens, claims or encumbrances the Trademarks and Copyrights which are so designated as owned by it, and all agreements with respect to Trademarks and Copyrights are valid and binding, are in full force and effect, and neither Span nor, to the best knowledge of Span and each of the Principal Shareholders, any other party thereto is in material default, or with the giving of notice or lapse of time or both, would be in material default under the terms of such agreement. All registered Trademarks and Copyrights are in compliance with all formal legal requirements (including, in the case of Trademarks, the timely post registration filing of affidavits of use and incontestability and of renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within 180 days after the Closing Date. To the best knowledge of Span and each of the Principal Shareholders, there are no interference, opposition or cancellation proceedings or infringement suits pending or threatened with respect to any of the Trademarks or Copyrights. Neither Span nor either of the Principal Shareholders has been advised or has any reason to believe that Span or Ocala is infringing a trademark or copyright held by another person.

                  (c) Each of Span and Ocala owns or has in its possession certain information, know-how and show-how (including, without limitation, data, documents, drawings, designs, software, procedures, customer lists and other proprietary materials) relating to, without limitation, the specification, examination, simulation, design, implementation, manufacture, procurement of materials and the like from suppliers or subcontractors, quality control and testing, use and delivery of its products (the "Trade Secrets"). Each of Span and Ocala has taken reasonable precautions to maintain Trade Secrets in confidence and to prevent their disclosure to unauthorized persons, including having each of its employees execute and deliver its standard proprietary information protection and assignment agreement (a copy of which has been delivered to Tylan). To the best knowledge of Span and each of the Principal Shareholders, Span (or Ocala, as the case may be) has good title and an absolute right to use all Trade Secrets, and the use of the Trade Secrets does not infringe the rights of any third party. Schedule c sets forth a list of all agreements relating to the Trade Secrets. To the extent that the Trade Secrets are not available in documentary or fixed form, disclosure shall be made to Tylan prior to Closing to permit Tylan to make full use of the Trade Secrets to operate the business of Span.

                  (d) All personnel, including Employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the software programs, technical documentation or other intellectual property of Span or Ocala either (i) have been party to a "work-for-hire" arrangement or agreement with Span or Ocala, in accordance with applicable federal and state law, that has accorded Span (or Ocala, as the case may be) full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of Span (or Ocala, as the case may be) as assignee that have conveyed to Span (or Ocala, as the case may be) full, effective and exclusive ownership of all tangible and intangible property thereby arising.

                  (e) To the best knowledge of Span and each of the Principal Shareholders, no person is infringing upon any Patent, Trademark or Copyright or is misappropriating any Trade Secret. To the best knowledge of Span and each of the Principal Shareholders, none of the products sold by, nor any processes or know-how used by, Span or Ocala, infringes any patent, trademark or copyright of any third party. To the best knowledge of Span and each of the Principal Shareholders, there is no intellectual property, in any form, whether patent, trademark, tradename, trade secret, copyright or otherwise, necessary for the operation of Span's or Ocala's business as conducted which neither Span (or Ocala, as the case may be) does not currently own or license on commercially reasonable terms.

         2.11      DISCLOSURE.

                  (a) The copies of all documents furnished by Span pursuant to the terms of this Agreement are complete and accurate.

                  (b) For purposes of this Agreement and the transactions contemplated hereby, none of (i) the representations and warranties made by Span in this Agreement, (ii) the disclosure schedules delivered to Tylan pursuant hereto (the "Span Disclosure Schedule") or (iii) any statement by Span or, to the best knowledge of Span and each of the Principal Shareholders, any other person, contained in any document, certificate or other writing furnished by Span to Tylan in connection with this Agreement, the Merger or the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements made herein or therein, in light of the circumstances in which they were made, not misleading.

         2.12 FINDERS. Span has not dealt with any person, firm or corporation (other than Blum & Co., Inc.) who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment from Span for arranging the transaction contemplated hereby or introducing the parties to each other.

         2.13 TRANSACTIONS WITH AFFILIATES. Except for compensation of employees, every material transaction between Span and any of its "affiliates" or their "associates" (as such terms are defined in the rules and regulations of the Securities and Exchange Commission ("SEC")) other than Tylan, which is currently in effect or was consummated in the last three years, is set forth on
Schedule 2.13.

         2.14 NO CONTEMPLATED TRANSACTIONS INCONSISTENT WITH
POOLING-OF-INTERESTS ACCOUNTING. Neither Span nor any of the Shareholders is contemplating any transaction that would constitute a change in equity interests in Span's Common Shares or otherwise would result in the Merger not qualifying for pooling-of-interests accounting.

3.                REPRESENTATIONS AND WARRANTIES OF TYLAN AND TYLAN SUB

         Tylan and Tylan Sub represent and warrant to Span as of the date of this Agreement and as of the Closing Date as follows:

         3.1      ORGANIZATION.

                  (a) Tylan is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Tylan Sub is a corporation duly organized, existing and in good standing under the laws of the State of Delaware. Each of Tylan and Tylan Sub has all necessary power and authority under applicable corporate law and its organizational documents to own or lease its properties and to carry on its business as presently conducted.

                  (b) Each of Tylan and Tylan Sub is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to so qualify would have a Material Adverse Effect.

                  (c) The authorized capital stock of Tylan consists of 50,000,000 shares of common stock, par value $.001 per share, of which, as of January 31, 1996, 6,479,732 shares were issued and outstanding, and 10,000,000 shares of preferred stock, par value $.001 per share, of which, as of the date hereof, no shares were issued and outstanding. All the issued and outstanding shares of Tylan are validly issued, fully paid and nonassessable and free of preemptive rights. As of January 31, 1996, Tylan has outstanding options to purchase 669,695 shares of Tylan Common Stock. Except as set forth above or pursuant to the exercise of the foregoing options, there are not as of the date hereof any shares of capital stock of Tylan authorized, issued or outstanding or any outstanding subscriptions, options, warrants, stock appreciation rights, calls, rights, convertible securities or other agreements or commitments of any character relating to unissued shares of capital stock of Tylan, or otherwise obligating Tylan to issue, transfer or sell any shares of capital stock of Tylan, or other securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of the capital stock of Tylan. The authorized capital of Tylan Sub consists of 10,000 shares of Common Stock, $.001 par value, 100 of which are issued and outstanding.

                  (d) Each of Tylan and Tylan Sub has full corporate power and authority to execute, deliver and perform this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of each of Tylan and Tylan Sub, and no other corporate proceedings on the part of Tylan or Tylan Sub are necessary for Tylan and Tylan Sub to authorize this Agreement or to consummate the transactions contemplated hereby (other than approval by the stockholders of Tylan). This Agreement has been duly executed and delivered by duly authorized officers of Tylan and Tylan Sub. This

Agreement constitutes a legal, valid and binding obligation of Tylan and Tylan Sub, enforceable against each of them in accordance with its terms (except to the extent that enforcement is affected by laws pertaining to bankruptcy, insolvency, reorganization and creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies).

                  (e) The Employment Agreements (as defined in Section 5.2) have been, or prior to the Closing will be, duly and validly authorized and, when executed and delivered pursuant to their terms, will constitute valid and binding agreements of Tylan enforceable against Tylan in accordance with their terms (except to the extent that enforcement is affected by laws pertaining to bankruptcy, insolvency, reorganization and creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies).

                  (f) Except as may be required by the Securities Act, state securities laws, the Texas Law or the DGCL, there is no requirement applicable to Tylan or Tylan Sub to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation by Tylan and Tylan Sub of the transactions contemplated by this Agreement. Neither Tylan nor Tylan Sub knows of any reason why any required permit, authorization, consent or approval will not be obtained. Neither the execution and delivery of this Agreement by Tylan and Tylan Sub nor the consummation by Tylan and Tylan Sub of the transactions contemplated by this Agreement will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Tylan or Tylan Sub, (ii) result in a material default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture or other evidence of indebtedness of Tylan or Tylan Sub or any material license agreement, lease or other material contract, instrument or obligation to which Tylan or Tylan Sub is a party or by which Tylan or Tylan Sub or any of their respective assets may be bound, (iii) violate any statute, rule, regulation, order, writ, injunction, decree or arbitration award applicable to Tylan or Tylan Sub or any of their respective assets which violation would have a Material Adverse Effect on Tylan or (iv) result in the creation of any material (individually or in the aggregate) liens, charges or encumbrances on any of the assets of Tylan or Tylan Sub.

                  (g) Tylan has delivered to Span complete and accurate copies of Tylan's Certificate of Incorporation and Bylaws, and Tylan Sub's Certificate of Incorporation and Bylaws, each as amended.

         3.2 COMMON STOCK TO BE ISSUED. The Tylan Common Stock to be issued to the Shareholders hereunder, when issued by Tylan to the Shareholders pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, will be issued in compliance with applicable federal and state securities laws, will have the rights and preferences set forth in the Certificate of Incorporation of Tylan previously delivered to Span, and will be free and clear of all liens, encumbrances and adverse claims; provided that the Tylan Common Stock to be issued to the Shareholders may be subject to restrictions on transfer under federal securities laws as set forth in this Agreement.

         3.3 FINANCIAL. The audited consolidated balance sheet of Tylan as of October 31, 1995 and the audited consolidated statement of operations and statement of cash flows of Tylan for the fiscal year ended October 29, 1995, each certified by Deloitte & Touche LLP, independent certified public accountants, whose report thereon is included therein, have been prepared in accordance with the books and records of Tylan, which books and records are complete, maintained on a consistent basis, and correctly reflect its income, expenses, assets and liabilities, are true, complete and accurate and present fairly the financial position of Tylan as of the date of said balance sheets and the results of operations of Tylan for the periods covered by said statements of operations, in accordance with GAAP consistently applied, except as otherwise disclosed therein. The financial statements described in this Section 3.3 are referred to in this Agreement as the "Tylan Financial Statements."

         3.4 DISCLOSURE.

                  (a) Tylan has previously delivered to Span copies of Tylan's Annual Report on Form 10-K for the fiscal year ended October 29, 1995.

                  (b) The copies of all documents furnished by Tylan pursuant to the terms of this Agreement are complete and accurate.

                  (c) For purposes of this Agreement and the transactions contemplated thereby, none of (i) the representations and warranties made by Tylan or Tylan Sub in this Agreement or (ii) any statement by Tylan or, to the best of Tylan's knowledge, any other person, contained in any document, certificate or other writing furnished by Tylan to Span in connection with this Agreement, the Merger or the transactions contemplated hereby (when read together), contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements made herein or therein, in light of the circumstances in which they were made, not misleading.

         3.5 FINDERS. Tylan has not dealt with any person, firm or corporation (other than Kleinwort Benson Limited and Adams, Harkness & Hill, Inc.) who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment for arranging the transaction contemplated hereby or introducing the parties to each other.

4.       COVENANTS OF SPAN AND THE PRINCIPAL SHAREHOLDERS

         Span and each of the Principal Shareholders hereby jointly and severally covenant and agree as follows:

         4.1 NEGATIVE COVENANTS. Between the date of this Agreement and the Effective Date, unless Tylan shall otherwise consent in writing, except as provided hereunder, Span will not do, or commit to do, and neither of the Principal Shareholders shall take any action, or omit to take any action, to cause Span to do or commit to do, and Span shall not take any action, or omit to take any action, to cause Ocala to do or commit to do any of the following:

                  (a) make any purchase, sale or disposition of any asset or property, other than in the ordinary course of business consistent with past practices or the disposition of immaterial assets, or mortgage, pledge, subject to a lien or otherwise encumber any of its properties or assets (other than the existing liens of Fleet Credit Corporation);

                  (b) incur any material contingent liability as a guarantor or otherwise with respect to the obligations of any person or entity, except for any such liability pursuant to Contracts listed on Schedule 2.5(a) (not including any amendments thereto after the date hereof);

                  (c) take any action, or permit any action within Span's or the Principal Shareholders' control, which would prevent the Merger from qualifying as a tax-free reorganization under Section 368 of the Code or from being eligible for pooling-of-interests accounting treatment in accordance with GAAP and all rules, regulations and policies of the SEC, and Span will use its best efforts to prevent any of the Shareholders or any of the officers or directors of Span or Ocala from taking or permitting any such action;

                  (d) amend any charter documents as previously delivered to Tylan;

                  (e) issue any of its capital shares or grant any options, warrants or rights to acquire any capital shares, or modify the terms or waive any rights under any options, warrants or other securities currently outstanding or accelerate vesting with respect to any unvested options or capital shares; or declare, set aside or pay any dividend or make any other distribution in respect of its capital shares, or make any direct or indirect redemption, purchase or other acquisition of its capital shares, except pursuant to Contracts listed on
Schedule 2.5(a) (not including any amendments thereto after the date hereof);

                  (f) make any material change in the compensation payable or to become payable to any of its officers or employees or enter into, amend or terminate any employment or consulting agreements or waive any rights thereunder;

                  (g) engage in transactions with any of its shareholders, officers, directors or employees other than in the ordinary course of business, except pursuant to agreements in existence on the date hereof and listed on
Schedule 2.5(a) (not including any amendments thereto after the date hereof);

                  (h) enter into, amend, renew, extend, modify or terminate (prior to its scheduled termination date) any sales, agency or distribution agreement, any management or employment or consulting agreement, any lease, license or royalty agreement, or any other material agreement or Contract or waive any material rights thereunder;

                  (i) undertake any stock split, recapitalization or reorganization;

                  (j) solicit, encourage, negotiate, provide information for, or otherwise cooperate in any way with, assist, or facilitate and use its best efforts to prevent any of its officers and directors, employees, representatives and agents from soliciting, encouraging or negotiating or providing information for or otherwise cooperating in any way with, assisting or facilitating any of the following (an "Acquisition Proposal"):

                           (i) any merger or consolidation of Span or Ocala with
                  any person other than Tylan or Tylan Sub,

                           (ii) any sale of assets of Span or Ocala to any
                  person other than Tylan or Tylan Sub (other than sales of inventory in the ordinary course of business);

                           (iii) any equity or debt investment (other than on
                  terms approved by Tylan) in Span or Ocala by any person; or

                           (iv) any purchase of outstanding securities of Span
                  or Ocala by any person;

                  (k) undertake a course of action inconsistent with this Agreement or which would cause any representation or warranty in this Agreement to become untrue in any material respect or which would prevent any condition precedent to its obligations under this Agreement from being satisfied at or prior to the Effective Date;

                  (l) provide or publish to its shareholders any material which might constitute an unauthorized "prospectus" within the meaning of the Securities Act, or any impermissible solicitation under the applicable state law;

                  (m) incur any material obligation other than in ordinary course of business, except pursuant to Contracts listed on Schedule 2.5(a) (not including any amendments thereto after the date hereof);

                  (n) borrow money (other than pursuant to Contracts listed on Schedule 2.5(a) (not including any amendments thereto after the date hereof) or pursuant to capital expenditures between the date hereof and the Closing Date that will not exceed $1,500,000 in the aggregate) or incur new or additional indebtedness (other than as set forth above in this Section 4.1(n) and accounts payable or trade payables incurred in the ordinary course of business and indebtedness pursuant to Contracts listed on Schedule 2.5(a) (not including any amendments thereto after the date hereof)) or loan money to any person (other than to Ocala in amounts not to exceed $1,000,000 in the aggregate and travel and similar advances to employees in the ordinary course of business);

                  (o) incur liabilities in connection with the leasing of property or assets;

                  (p) issue any press release or public disclosure, either written or oral, of the transactions contemplated by this Agreement without the prior knowledge and written consent of Tylan;

                  (q) make any investment in any other business or entity through purchase of stock or securities, contribution to capital, property transfer, purchase of property or assets or otherwise;

                  (r) alter the manner of keeping its books and accounts or its accounting practices and procedures other than as required by GAAP;

                  (s) revalue any of its assets, including without limitation writing down the value of inventory or accounts receivable other than in the ordinary course of business consistent with past practice;

                  (t) make any material tax election except in the ordinary course of business consistent with past practice, change any material tax election already made, adopt any tax accounting method except in the ordinary course of business consistent with past practice, change any tax accounting method, enter into any closing agreement, settle any tax claim or assessment or consent to any tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment;

                  (u) commence any lawsuit except for routine collection of bills or for a breach of this Agreement;

                  (v) impair any of its Patents, Copyrights, Trademarks or other intellectual property rights; or

                  (w) fail to maintain its qualifications to do business in any state in which Span or Ocala is qualified, or fail to maintain any other permit, license, authorization or approval material to the operations of its business.

         Notwithstanding the foregoing, this Section 4.1 shall not prohibit (i) any refinancing or increase in Span's senior indebtedness, provided that the aggregate amount of such indebtedness (including existing amounts) shall not exceed $14,000,000, and/or (ii) incurrence by Span or Ocala of subordinated indebtedness not to exceed $5,000,000 in the aggregate.

         4.2 AFFIRMATIVE COVENANTS. Prior to the Effective Date, Span will do, and each of the Principal Shareholders will take such action as is necessary or appropriate to cause Span to do, each of the following:

                  (a) use its best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out;

                  (b) subject to Section 4.1, use its best efforts to obtain all authorizations, consents and permits of others required to permit the consummation by Span of the transactions contemplated by this Agreement and the continuation of Span's business after the consummation of the Merger;

                  (c) promptly advise Tylan in writing of (i) any change that has or had a Material Adverse Effect on Span; (ii) the occurrence of any event which causes the representations and warranties made by Span in this Agreement or the information included in the Span Disclosure Schedule to be incomplete or inaccurate in any material respect; and (iii) the receipt of any inquiry relating to an Acquisition Proposal from a third party, including the identity of the third party and a copy of the inquiry;

                  (d) use reasonable best efforts to keep intact its business organization, to keep available its present officers and key employees and to preserve the goodwill of all suppliers, customers and others having business relations with it;

                  (e) permit Tylan and its authorized representatives to have full access during normal business hours to all of its properties, assets, records, tax returns, contracts and documents and furnish to Tylan and its authorized representatives such financial and other information with respect to its business and properties as Tylan may from time to time reasonably request for purposes of making a review of the business of Span and Ocala;

                  (f) as promptly as reasonably practicable after the date of this Agreement, file with any governmental agencies or departments all notices, reports and other documents required by law with respect to this Agreement and the Merger and promptly submit any additional information or documentary material properly requested by any such governmental agency or department;

                  (g) in the event that between the date hereof and the Effective Date, any federal, state, local or foreign governmental authority shall commence any examination, review, investigation, action, suit or proceeding against Span with respect to the Merger, give prompt notice thereof to Tylan, keep Tylan informed as to the status thereof, and (except as may be prohibited by such governmental authority or by any court order or decree in an action or suit instituted by a person other than Span or an affiliate of Span) permit Tylan to observe and be present at each meeting, conference or other proceeding and have access to and be consulted in connection with any document filed or provided to such governmental authority in connection with such examination, review, investigation, action, suit or proceeding (provided, however, that Span will not be required to waive any privilege it may have in connection with any such examination, review, investigation, action, suit or proceeding);

                  (h) use its best efforts to deliver to Tylan a Continuity of Interest Certificate in the form attached hereto as Exhibit h (a "Continuity of Interest Certificate") executed by each Shareholder;

                  (i) deliver to Tylan at the Closing the resignations of all directors of Span;

                  (j) promptly provide Tylan with (i) copies of all written materials and written communications furnished by Span to its shareholders after the date of this Agreement, and (ii) copies of all notices, reports or other documents filed with any government agency or department pursuant to Section g hereof; (provided, however, that Span will not be required to waive any privilege it may have in connection with any such examination, review, investigation, action, suit or proceeding);

                  (k) promptly provide Tylan copies of all material operating and financial reports prepared by Span, including copies of Span's consolidated balance sheet and related consolidated statements of operations and consolidated statements of cash flows for each month commencing January 1996 through the Closing Date; such monthly financial statements shall be prepared in conformity with GAAP applied on a consistent basis and shall fairly present (subject to immaterial year-end audit adjustments) the financial condition, results of operations and cash flows of Span as of the dates and for the periods covered by such statements and shall be delivered promptly after preparation, but in no event later than 21 days after the end of the month;

                  (l) use its best efforts to deliver to Tylan, or to cause its counsel to deliver to Tylan, the closing documents referred to in this Agreement;

                  (m) with respect to the Notification letter described in
Section 6.16, provide the notification to the IRS required pursuant to Treasury Regulations Section 1.897-2(h)(2);

                  (n) use its best efforts to deliver to Tylan the audited consolidated balance sheet of Span as of February 29, 1996 and the audited consolidated statement of operations, consolidated statement of cash flows and consolidated statement of changes in shareholders' equity of Span for the six months ended February 29, 1996, each certified by Ernst & Young LLP, whose report thereon shall be unqualified;

                  (o) provide to Tylan, and use its best efforts to cause Ernst & Young LLP to provide to Tylan, such financial statements and information and such accountant's consents as may be required to be provided by Tylan in any filing required by the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any state securities or Blue Sky law;

                  (p) use its best efforts to deliver to Tylan an Affiliate Agreement in the form attached hereto as Exhibit 4.2(p) executed by each Affiliate;

                  (q) provide to tax counsel for both Tylan and Span appropriate representation certificates as described in Sections 6.17 and 7.9;

                  (r) take all steps necessary in accordance with its Articles of Incorporation and By-laws to call, give notice of, convene and hold a meeting of its shareholders (the "Span Shareholder Meeting") as soon as practicable after the effectiveness of the Registration Statement (as defined in Section 5.2(m) hereof), for the purpose of approving this Agreement and for such other purposes as may be necessary. Unless this Agreement shall have been validly terminated as provided herein, the Board of Directors of Span (subject to any fiduciary duties it may have under applicable law to do otherwise) will (i) recommend to its shareholders the approval of this Agreement, the transactions contemplated hereby and any other matters to be submitted to its shareholders in connection therewith, to the extent that such approval is required by applicable law in order to consummate the Merger, and (ii) use its reasonable, good faith efforts to obtain the approval by its shareholders of this Agreement and the transactions contemplated hereby;

                  (s) the information specifically designated as being supplied by Span for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the Proxy Statement (as defined in Section 5.2(m) hereof) is first mailed to holders of Span common stock and holders of Tylan Common Stock, at the time of the Meetings (as defined in Section 5.2(l) hereof) and on the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at anytime prior to the Effective Date any event or circumstance relating to Span or its officers or directors, should be discovered by Span which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Span shall promptly inform Tylan. All documents, if any, that Span is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder;

                  (t) shall furnish all information to Tylan with respect to Span and Ocala as Tylan may reasonably request for inclusion in the Registration Statement and the Proxy Statement and shall otherwise cooperate with Tylan in the preparation and filing of such documents; and

                  (u) shall deliver to Tylan a comfort letter, dated a date not more than two business days before the date upon which the Registration Statement becomes effective, from Ernst & Young LLP, in form and substance reasonably satisfactory to Tylan and Tylan's counsel and accountants, covering such matters as are normally covered in a comfort letter delivered in connection with a Registration Statement on Form S-4 covering transactions of the type contemplated by this Agreement.

5.       COVENANTS OF TYLAN AND TYLAN SUB

         Tylan and Tylan Sub covenant and agree as follows:

         5.1 NEGATIVE COVENANTS. From the date of this Agreement until the Effective Date, Tylan and Tylan Sub will not, unless Span shall otherwise consent in writing:

                  (a) undertake a course of action inconsistent with this Agreement or which would cause any representation or warranty of Tylan in this Agreement to become untrue in any material respect or which would prevent any condition precedent to its obligations under this Agreement from being satisfied at or prior to the Effective Date;

                  (b) take or permit any action which would prevent the Merger from qualifying as a reorganization under Section 368 of the Code or from being eligible for pooling-of-interests accounting treatment in accordance with GAAP and all rules, regulations and policies of the SEC, and Tylan will use its best efforts to prevent any of its officers or directors from taking or permitting any such action;

                  (c) amend its Certificate of Incorporation in any manner which would adversely affect the Merger;

                  (d) declare, set aside or pay any dividend in respect of its capital shares; or

                  (e) issue any press release or public disclosure, either written or oral, of the transactions contemplated by this Agreement without the prior knowledge and written consent of Span except to the extent required by applicable laws, rules and regulations in which event Span shall be provided with a copy of any such release at or prior to its publication; or

                  (f) change the number of votes to which each share of Tylan's capital stock is entitled.

         5.2 AFFIRMATIVE COVENANTS. Prior to the Effective Date, Tylan and/or Tylan Sub will do the following:

                  (a) use its best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out, provided, however, that in no event shall this covenant be deemed to impose any obligation on Tylan or Tylan Sub to waive any of the conditions set forth in Article 6;

                  (b) use its best efforts to obtain all authorizations, consents and permits of others required to permit the consummation by Tylan and Tylan Sub of the transactions contemplated by this Agreement;

                  (c) use its best efforts to qualify the Tylan Common Stock to be issued pursuant to the Merger under the securities or "blue sky" laws of every jurisdiction of the United States in which a Shareholder has an address on the records of Span's transfer agent on the record date for determining the Span shareholders entitled to notice of and to vote on the Merger, except any such jurisdiction with respect to which counsel for Tylan has determined that such qualification is not required under the securities or "blue sky" laws of such jurisdiction;

                  (d) as promptly as reasonably practicable after the date of this Agreement, file with any governmental agencies or departments of all notices, reports and other documents required by law with respect to this Agreement and the Merger and promptly submit any additional information or documentary material properly requested by any such governmental agency or department;

                  (e) use its best efforts to cause the Tylan Common Stock to be issued pursuant to the Merger to be listed on the Nasdaq National Market, free of restrictions on transfer other than (i) restrictions pursuant to Rule 144 and Rule 145 promulgated under the Securities Act and (ii) restrictions related to the Continuity of Interest Certificate referred to in Section 4.2(h);

                  (f) cause Tylan Sub to perform all of its agreements contained herein;

                  (g) promptly advise Span in writing of (i) any change that has or had a Material Adverse Effect on Tylan; and (ii) the occurrence of any event which causes the representations or warranties made by Tylan or Tylan Sub in this Agreement to be incomplete or inaccurate in any material respect;

                  (h) in the event that between the date hereof and the Effective Date, any federal, state, local or foreign governmental authority shall commence any examination, review, investigation, action, suit or proceeding against Tylan with respect to the Merger, give prompt notice thereof to Span, keep Span informed as to the status thereof, and (except as may be prohibited by such governmental authority or by any court order or decree in an action or suit instituted by a person other than Tylan or an affiliate of Tylan) permit Span to observe and be present at each meeting, conference or other proceeding and have access to and be consulted in connection with any document filed or provided to such governmental authority in connection with such examination, review, investigation, action, suit or proceeding (provided, however, that neither Tylan nor Tylan Sub will be required to waive any privilege either of them may have in connection with any such examination, review, investigation, action, suit or proceeding);

                  (i) enter into an employment agreement in substantially the form attached hereto as Exhibit 5.2(i) with Donald E. Whitson (the "Whitson Employment Agreement").

                  (j) enter into an employment agreement in substantially the form attached hereto as Exhibit 5.2(j) with each of John Jul, George A. Yurch, John Rabbitt, John Jordon, Tom Gray and Brian Day (collectively with the Whitson Employment Agreement, the "Employment Agreements");

                  (k) provide to tax counsel for both Tylan and Span appropriate representation certificates as described in Sections 6.17 and 7.9;

                  (l) take all steps necessary in accordance with its Certificate of Incorporation and By-laws to call, give notice of, convene and hold a meeting of stockholders (the "Tylan Stockholder Meeting" and, together with the Span Shareholder Meeting, the "Meetings") as soon as practicable after the effectiveness of the Registration Statement, for the purpose of approving this Agreement and for such other purposes as may be necessary. Unless this Agreement shall have been validly terminated as provided herein, the Board of Directors of Tylan (subject to any fiduciary duties it may have under applicable law to do otherwise) will (i) recommend to its stockholders the approval of this Agreement, the transactions contemplated hereby and any other matters to be submitted to its stockholders in connection therewith, to the extent that such approval is required by applicable law in order to consummate the Merger, and
(ii) use its reasonable, good faith efforts to obtain the approval by its stockholders of this Agreement and the transactions contemplated hereby;

                  (m) prepare and file with the SEC and any other applicable regulatory bodies, as soon as reasonably practicable, a Registration Statement on Form S-4 with respect to the shares of Tylan Common Stock to be issued in the Merger (the "Registration Statement"), and will otherwise proceed promptly to satisfy the requirements of the Securities Act, including Rule 145 thereunder. Such Registration Statement shall contain a joint proxy statement of Tylan and Span containing the information required by the Exchange Act (the "Proxy Statement"). Tylan shall take all reasonable steps to cause the Registration Statement to be declared effective and to maintain such effectiveness until all of the shares covered thereby have been distributed. Tylan shall promptly amend or supplement the Registration Statement to the extent necessary in order to make the statements therein not misleading. Tylan shall use its reasonable, good faith efforts to have the Proxy Statement approved by the SEC under the provisions of the Exchange Act. Tylan shall provide Span with copies of all filings made pursuant to this Section m and shall consult with Span on responses to any comments made by the Staff of the SEC with respect thereto;

                  (n) the information specifically designated as being supplied by Tylan for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the Proxy Statement is first mailed to holders of Span common stock and holders of Tylan Common Stock, at the time of the Meetings and on the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. The information specifically designated as being supplied by Tylan for inclusion in the Proxy Statement to be sent to the holders of Span common stock in connection with the Span Shareholder Meeting and to the holders of Tylan Common Stock in connection with the Tylan Stockholder Meeting shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of Span common stock and holders of Tylan Common Stock, at the time of the Meetings or on the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. If at any time prior to the Effective Date any event or circumstance relating to Tylan or its officers of directors, should be discovered by Tylan which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Tylan shall promptly inform Span and shall promptly file such amendment to the Registration Statement. All documents that Tylan is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder; and

                  (o) use its best efforts to substitute Tylan for Donald E. Whitson as guarantor of Span's senior indebtedness and leases that Donald E. Whitson guarantees (which senior indebtedness and leases are identified on Schedule 5.2(o)) and, if Tylan is unable to do so within 90 days after the Closing Date, Tylan shall repay such indebtedness in full.

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF TYLAN AND TYLAN SUB

         The obligations of Tylan and Tylan Sub to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or upon the Closing, of the following conditions precedent:

         6.1 SATISFACTORY COMPLETION OF PRE-ACQUISITION REVIEW. Tylan shall have satisfactorily completed its pre-acquisition investigation and review of Span's business, condition, assets, liabilities, operations, financial performance, net income and prospects and shall be satisfied with the results of that investigation and review as evidenced by the approval of such results by a majority of the members of the Board of Directors of Tylan.

         6.2 COMPLIANCE WITH COVENANTS; REPRESENTATIONS AND WARRANTIES CORRECT. Span and the Shareholders shall have complied with and performed in all material respects each covenant contained in this Agreement to be performed by it or them at or prior to the Closing Date; the representations and warranties of Span and the Shareholders contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though made on the Closing Date except to the extent that information in Span's Schedules as of the date hereof changes as of the Closing Date (and such changes are contained in the certificate referred to below in this Section 6.2) and each such change does not violate Section 4.1 or 4.2 hereof or any other provision in this
Article 6; and Span shall have delivered to Tylan a certificate of the Chief Executive Officer and the Chief Financial Officer of Span evidencing compliance with the conditions set forth in this Section 6.2.

         6.3 NO MATERIAL ADVERSE CHANGE. After the date hereof, there shall have been no change that had an adverse effect on the business, operations, condition (financial or otherwise), assets or prospects of Span and Ocala, taken as a whole, in excess of $100,000.

         6.4 CONSENTS OF OTHERS. The consent to the Merger of each third party whose consent is required for Span to consummate the transactions completed hereby shall have been received except for consents which, if not obtained, in the aggregate would not have a Material Adverse Effect on Span, including without limitation the parties to the contracts listed on Schedule a.

         6.5 LEGAL OPINION. Tylan shall have received an opinion of Gardere & Wynne, L.L.P., counsel to Span, dated the Closing Date, substantially to the effect of Exhibit 6.5 hereto.

         6.6 DISSENTERS' RIGHTS. No holders of outstanding Span Common Shares shall be, or shall have the right to become, entitled to dissenters rights pursuant to Section 5.11 of the Texas Law.

         6.7 CONTINUITY OF INTEREST. Tylan shall have received prior to the Closing Date executed copies of the Continuity of Interest Certificate from the Shareholders as provided in Section h.

         6.8 ABSENCE OF RESTRAINT. No action shall be pending or threatened before any court or administrative body to restrain, enjoin or otherwise prevent the consummation of, or which questions the validity or legality of, this Agreement or the transactions contemplated hereby, and no order, statute, rule, regulation, executive order, decree, judgment, injunction or court order shall have been enacted, entered, issued or promulgated by any court or governmental authority which prohibits or materially restricts the consummation of this Agreement and the transactions contemplated hereby, and no such action shall be threatened.

         6.9 NO LITIGATION. No litigation shall have commenced against Span or Ocala which would, if adversely determined, have an adverse effect on the business, operations, condition (financial or otherwise), assets or prospects of Span and Ocala, taken as a whole, in excess of $100,000.

         6.10 REQUIRED APPROVALS. Tylan, Tylan Sub and Span shall have received all such governmental approvals, consents, authorizations or modifications as may be required to permit the performance by Tylan, Tylan Sub and Span, of their respective obligations under this Agreement and the consummation of the transactions herein contemplated.

         6.11 STATE SECURITIES LAW REQUIREMENTS. The shares of Tylan Common Stock to be issued in connection with the Merger shall have been issued in transactions qualified or exempt from registration under the securities or "blue sky" laws of every jurisdiction required under Section 5.2(c) hereof.

         6.12 SPAN SHAREHOLDERS' APPROVAL. The approval and adoption of this Agreement by the requisite vote of the outstanding shares of Span Common Shares entitled to vote, in accordance with Section 4.2(s) hereof and the applicable provisions of the Texas Law, shall have occurred and be continuing and remain in full force and effect.

         6.13 TYLAN STOCKHOLDERS' APPROVAL. The approval and adoption of this Agreement by the requisite vote of the outstanding shares of Tylan Common Stock entitled to vote, in accordance with Section 5.2(l) hereof and the applicable provisions of the DGCL, shall have occurred and be continuing and remain in full force and effect.

         6.14 NONCOMPETITION AGREEMENTS. Each of the Shareholders who will be party to an Employment Agreement as provided in Section i or 5.2(j) shall have executed a noncompetition agreement substantially in the form attached hereto as
Exhibit 6.14.

         6.15 RESIGNATIONS. Tylan shall have received the written resignation, effective as of the Closing, of each director of Span.

         6.16 FIRPTA. Tylan, as agent for the Shareholders, shall have received a properly executed "FIRPTA" Notification Letter, in form and substance reasonably acceptable to Tylan, which states that shares of Span do not constitute "United States Real Property Interests" under Section 897(c) of the Code for purposes of satisfying Tylan's obligations under Treasury Regulations
Section 1.1445-2(c)(3).

         6.17 TAX OPINION. Each of Tylan and Span shall have received a written opinion from its respective counsel, dated the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a)(2)(E) of the Code, which opinions will be substantially identical in form and substance. Such counsel shall, in rendering such opinions, be entitled to rely on, and to the extent reasonably required the parties shall make, reasonable representations related thereto.

         6.18 POOLING-OF-INTEREST LETTERS. Tylan shall have received, if it so requests, a reaffirmation from its independent public accountants and from Span's independent public accountants, dated the Effective Date, of letters in form and substance satisfactory to Tylan, to the effect that the Merger will qualify for pooling-of-interests accounting treatment in accordance with GAAP and all rules, regulations and policies of the SEC.

         6.19 AFFILIATE AGREEMENTS. Tylan shall have received an Affiliate Agreement from each Affiliate as contemplated by Section p.

         6.20 EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement shall have been declared effective and no stop order with respect to the Registration Statement shall be in effect.

         6.21 ACCOUNTS RECEIVABLE. The aging of Span's accounts receivable on the Closing Date shall not be materially worse than that shown on Schedule 2.2(c).

         6.22 FAIRNESS OPINION. The Board of Directors of Tylan shall have received the written opinion of Adams, Harkness & Hill, Inc., financial advisor to Tylan, to the effect that the consideration to be received by the Shareholders is fair to the stockholders of Tylan from a financial point of view, which fairness opinion shall be in customary form, without any unusual limitations or qualifications.

         6.23 COMFORT LETTER. Tylan shall have received the comfort letter required under Section 4.2(u) and, in addition, a bring-down letter, in form and substance reasonably satisfactory to Tylan, dated the Closing Date.

7.       CONDITIONS PRECEDENT TO SPAN'S OBLIGATIONS

         The obligation of Span to consummate the transactions contemplated herein is subject to the fulfillment, prior to or upon the Closing, of the following conditions precedent:

         7.1 COMPLIANCE WITH COVENANTS; REPRESENTATIONS AND WARRANTIES CORRECT. Tylan and Tylan Sub shall have complied with and performed in all material respects each covenant contained in this Agreement to be performed by them at or prior to the Closing Date; the representations and warranties of Tylan and Tylan Sub contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though made on the Closing Date; and Tylan shall have delivered to Span a certificate of the Chief Executive Officer and Chief Financial Officer of Tylan evidencing compliance with the conditions set forth in this Section 7.1.

         7.2 NO MATERIAL ADVERSE CHANGE. After the date hereof, there shall have been no change that had a Material Adverse Effect on Tylan.

         7.3 LEGAL OPINION. Span shall have received an opinion of Cooley Godward Castro Huddleson & Tatum, dated the Closing Date, substantially to the effect of Exhibit 7.3 hereto.

         7.4 REQUIRED APPROVALS. Tylan, Tylan Sub and Span shall have received all such governmental approvals, consents, authorizations or modifications as may be required to permit the performance by Tylan, Tylan Sub and Span, of their respective obligations under this Agreement and the consummation of the transactions herein and therein contemplated.

         7.5 SECURITIES LAW REQUIREMENTS. All permits, licenses, consents and approvals necessary under any laws relating to the issuance and sale of the Tylan Common Stock to the Shareholders shall have been issued or given, and no such permit, license, consent or approval, shall have been revoked, canceled, terminated, suspended or made the subject of any stop order or proceeding therefor.

         7.6 SPAN SHAREHOLDERS' APPROVAL. The approval and adoption of this Agreement by the requisite vote of the outstanding Span Common Shares entitled to vote, as required by and in accordance with the applicable provisions of the Texas Law, shall have occurred and remain in full force and effect.

         7.7 TYLAN STOCKHOLDERS' APPROVAL. The approval and adoption of this Agreement by the requisite vote of the outstanding shares of Tylan Common Stock entitled to vote, in accordance with Section 5.2(l) hereof and the applicable provisions of the DGCL, shall have occurred and be continuing and remain in full force and effect.

         7.8 ABSENCE OF RESTRAINT. No action shall be pending or threatened before any court or administrative body to restrain, enjoin or otherwise prevent the consummation of, or which questions the validity or legality of, this Agreement or the transactions contemplated hereby, and no order, statute, rule, regulation, executive order, decree, judgment, injunction or court order shall have been enacted, entered, issued or promulgated by any court or governmental authority which prohibits or materially restricts the consummation of this Agreement and the transactions contemplated hereby, and no such action shall be threatened.

         7.9 TAX OPINION. Each of Tylan and Span shall have received a written opinion from its respective counsel, dated the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a)(2)(E) of the Code, which opinions will be substantially identical in form and substance. Such counsel shall, in rendering such opinions, be entitled to rely on, and to the extent reasonably required the parties shall make, reasonable representations related thereto.

         7.10 EMPLOYMENT AGREEMENTS. The Employment Agreements shall have been executed by Tylan.

         7.11 EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement shall have been declared effective and no stop order with respect to the Registration Statement shall be in effect.

         7.12 CHAIRMAN OF THE BOARD. David J. Ferran ("Ferran") shall be the Chairman of the Board and Chief Executive Officer of Tylan, and Ferran shall be active on a full-time basis in Tylan's business.

         7.13 BOARD OF DIRECTORS. Donald E. Whitson shall have been elected for a full term to serve on Tylan's Board of Directors.

8.       INDEMNITY BY SHAREHOLDERS

         8.1 INDEMNITY. In connection with the Merger, each Shareholder shall, on a pro rata basis based on the Fully Diluted Span Common Shares Outstanding, indemnify Tylan, Tylan Sub and Span against any loss, expense, liability, or other damages, including the reasonable costs of investigation, interest, penalties and attorney's and accountant's fees ("Damages"), incurred in connection with or arising from or attributable to any breach or inaccuracy of any representation or warranty made by Span or the Shareholders herein or any breach or failure to perform any agreement or covenant of Span or the Shareholders herein.

         8.2 THRESHOLD. The Shareholders shall not be required to make any indemnification payment pursuant to Section 8.1 for any Damages until such time as the total amount of all Damages that have been directly or indirectly suffered or incurred by any one or more of Tylan, Tylan Sub and Span, or to which any one or more of Tylan, Tylan Sub and Span has or have otherwise become subject exceeds $100,000 in the aggregate. At such time as the total amount of such Damages exceeds $100,000 in the aggregate, Tylan, Tylan Sub and Span shall be entitled to be indemnified against the full amount of such Damages (and not solely the amount that exceeds $100,000).

         8.3 EXPIRATION OF INDEMNITY. Tylan, Tylan Sub and Span may make no claim for indemnification for Damages after January 31, 1997 (the "Claim Deadline"). The expiration of the period within which claims may be made shall not affect any rights of Tylan, Tylan Sub and Span with respect to claims made prior to the Claim Deadline.

         8.4 FRAUD. Notwithstanding any provision in this Agreement to the contrary, the liability of a shareholder for fraud shall be subject only to applicable statutes of limitations, and any claim against any shareholder alleging fraud need not be presented by the Claim Deadline.

         8.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Other than disclosures set forth in the Schedules hereto or in the compliance certificate to be delivered at Closing pursuant to Section 6.2 hereof, no disclosure by Span nor any investigation by or on behalf of Tylan or Tylan Sub with respect to Span shall be deemed to affect Tylan's or Tylan Sub's reliance on the representations, warranties, covenants or agreements contained herein or to waive Span's, Tylan's or Tylan Sub's rights to indemnity as provided herein for the breach or inaccuracy or failure to perform or comply with any representation, warranty, covenant or agreement of Span. The indemnity obligations of the Shareholders under this Article 8 (and the representations, warranties, covenants and agreements of Span and the Shareholders) shall survive the Closing until the Claim Deadline.

         8.6 MERGER CONSIDERATION ADJUSTMENTS. Any amount paid by the Shareholders to Tylan, Tylan Sub or Span pursuant to this Article 8 shall be an adjustment to the consideration paid to the Shareholders in connection with the Merger.

         8.7 SHAREHOLDERS' AGENT.

                  (a) Each of the Shareholders hereby constitutes and appoints Donald E. Whitson (the "Shareholders' Agent") as his agent and attorney-in-fact to take such action on behalf of the Shareholder, and to exercise such rights, power and authority as are authorized, delegated and granted to the Shareholders' Agent under this Agreement in connection with the transactions contemplated hereby, to give and receive notices and communications, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing, including without limitation the right to resolve any disagreement or disputes, and to exercise such rights, power and authority as are incidental thereto. A decision, act, consent, instruction or determination of the Shareholders' Agent shall constitute a decision of all Shareholders and shall be final, binding and conclusive upon each of the Shareholders. The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent unless resulting from gross negligence or willful misconduct. The Shareholders shall jointly and severally indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without negligence or bad faith on the part of such Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for his services.

                  (b) The provisions set forth in this Section 8.7 shall have no effect on the obligations of either the Shareholders' Agent or the Shareholders to Tylan, Tylan Sub or Span, and such provisions are solely for the purposes of determining the rights and obligations of the Shareholders, on the one hand, and the Shareholders' Agent, on the other, vis-a-vis each other and shall in no way impose any obligations on Tylan, Tylan Sub or Span other than those explicitly set forth in this Agreement. In particular, notwithstanding in any case any notice received by Tylan, Tylan Sub or Span to the contrary, Tylan, Tylan Sub or Span shall be fully protected in relying upon and shall be entitled (i) to rely upon actions, decisions, consents, instructions and determinations of the Shareholders' Agent in his capacity as the Shareholders' Agent, and (ii) to assume that all actions, decisions, consents, instructions and determinations of the Shareholders' Agent are fully authorized by the Shareholders, and all such actions, decisions, consents, instructions and determinations shall be binding and conclusive upon each Shareholder.

                  (c) In the event that Donald E. Whitson is unavailable to act as the Shareholders' Agent, or becomes incapable (through death or legal incapacity) of acting as the Shareholders' Agent, then Leo E. Whitson shall become the Shareholders' Agent, and, in connection therewith, is authorized to take such action on behalf of the Shareholders and to exercise such rights, power and authority as are authorized, delegated and granted to such Shareholders' Agent under this Agreement in connection with the transactions contemplated hereby, and to exercise such rights, power and authority as are incidental thereto.

9.       INDEMNITY BY TYLAN

         9.1 INDEMNITY. In connection with the Merger, Tylan shall indemnify the Shareholders against any Damages incurred in connection with or arising from or attributable to any breach or inaccuracy of any representation or warranty made by Tylan or Tylan Sub herein or any breach or failure to perform any agreement or covenant of Tylan or Tylan Sub herein.

         9.2 THRESHOLD. Tylan shall not be required to make any indemnification payment pursuant to Section 9.1 for any Damages until such time as the total amount of all Damages that have been directly or indirectly suffered or incurred by any one or more of the Shareholders, or to which any one or more of the Shareholders has or have otherwise become subject exceeds $100,000 in the aggregate. At such time as the total amount of such Damages exceeds $100,000 in the aggregate, the Shareholders shall be entitled to be indemnified against the full amount of such Damages (and not solely the amount that exceeds $100,000).

         9.3 EXPIRATION OF INDEMNITY. The Shareholders may make no claim for indemnification for Damages after the Claim Deadline. The expiration of the period within which claims may be made shall affect any rights of the Shareholders with respect to claims made prior to the Claim Deadline.

         9.4 FRAUD. Notwithstanding any provision in this Agreement to the contrary, the liability of Tylan for fraud shall be subject only to applicable statutes of limitations, and any claim against Tylan alleging fraud need not be presented by the Claim Deadline.

         9.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The indemnity obligations of Tylan under this Article 9 (and the representations, warranties, covenants and agreements of Tylan and Tylan Sub) shall survive the Closing until the Claim Deadline.

10.      EMPLOYEE MATTERS

         10.1 EMPLOYEES. Each employee of Span immediately before the Closing (each, a "Span Employee") shall continue to be employed by Span or Tylan after the Effective Date; provided that, except as provided in Section i hereof or pursuant to existing employment agreements between Ronald L. Ewers and Bradley
L. Busch and Ocala, such employment shall be on an at-will basis, and nothing herein shall obligate Span or Tylan to continue to employ any Span Employee for any period of time; and provided further that with respect solely to the employee benefit plans and arrangements of Tylan, the term of each Span Employee's employment at Span will be added to his or her term of employment at Tylan or the Surviving Corporation.

11.      TERMINATION OF AGREEMENT

         11.1 TERMINATION. At any time prior to the Closing Date, this Agreement may be terminated:

                  (a) by mutual consent of all the parties;

                  (b) by Tylan if a majority of the members of the Board of Directors of Tylan does not approve the results of Tylan's pre-acquisition investigation and review as required in Section 6.1;

                  (c) by Tylan if (i) there has been a material breach by Span of any covenant, representation or warranty contained in this Agreement, (ii) Tylan has notified

Span in writing of the existence of such breach, and (iii) Span has failed to cure such breach within ten days after receiving such notice;

                  (d) by Span if (i) there has been a material breach by Tylan of a covenant, representation or warranty contained in this Agreement, (ii) Span has notified Tylan in writing of the existence of such breach, and (iii) Tylan has failed to cure such breach within ten days after receiving such notice; or

                  (e) by either Tylan or Span if (i) there shall be a non-appealable order of a federal or state court in effect preventing consummation of the Merger, (ii) there shall be any action taken, or any statute, rule, regulations or order enacted, promulgated, issued or deemed applicable to the Merger, by any governmental entity that would make consummation of the Merger illegal, (iii) upon a vote at a duly held meeting of stockholders or any adjournment thereof, any required approval of the holders of Span common stock or the holders of Tylan Common Stock shall not have been obtained, or (iv) it shall be after June 28, 1996.

         11.2 EFFECT OF TERMINATION. If this Agreement shall be terminated as provided in Section 11.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto to any other party except for (a) if appropriate, payment of legal fees pursuant to Section 12.3 and (b) any damages for a material breach of this Agreement.

         11.3 COSTS AND EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement will be paid by the party incurring such expense; provided, however, that if the Merger is consummated, the Shareholders shall indemnify and hold harmless Tylan, Tylan Sub and Span from any costs or expenses incurred by any Shareholder and for all costs and expenses of Span in excess of $350,000, which amount may be increased only with the prior written approval of Tylan.

         11.4 EXTENSION OF TIME; WAIVERS. At any time prior to the Closing Date:

                  (a) Tylan and Tylan Sub may (i) extend the time for the performance of any of the obligations or other acts of Span, and (ii) waive compliance with any of the agreements or conditions contained herein to be performed by Span. Any agreement on the part of Tylan and Tylan Sub to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of Tylan and Tylan Sub; and

                  (b) Span may (i) extend the time for the performance of any of the obligations or other acts of Tylan and/or Tylan Sub, and (ii) waive compliance with any of the agreements or conditions contained herein to be performed by Tylan and/or Tylan Sub. Any agreement on the part of Span to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of Span.

12.      MISCELLANEOUS

         12.1 AMENDMENT. This Agreement may be amended with the approval of the Board of Directors of Tylan, Tylan Sub and Span at any time before or after approval hereof by the shareholders of Span, but, after any such shareholder approval, no amendment shall be made which would change the principal terms of this Agreement without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         12.2 ENTIRE AGREEMENT; COUNTERPARTS; APPLICABLE LAW. This Agreement and the agreements contemplated by the exhibits hereto (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (excluding the Strategic Sales Alliance Agreement and all international distribution agreements of Span), (b) may be executed in several counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California as applied to contracts entered into and to be performed entirely within California.

         12.3 ATTORNEYS' FEES. In any action at law or suit in equity to enforce this Agreement or the rights of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

         12.4 ASSIGNABILITY. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties named herein and their respective successors; provided, however, that this Agreement may not be assigned by any party without the prior written consent of the other parties, and any attempted assignment in violation of this Section 12.4 shall be void and of no effect.

         12.5 NOTICES. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if delivered by hand or mailed by certified or registered mail:

     To Span:                                        with a copy to:

     Span Instruments, Inc.                          Gardere & Wynne, L.L.P.
     P.O. Box 860709                                 1601 Elm Street, Suite 3000
     Plano, Texas 75086                              Dallas, Texas 75201
     Attn:  Donald E. Whitson                        Attn:  Richard L. Waggoner

         or

         Span Instruments, Inc.
         2201 Avenue K
         Plano, Texas 75074
         Attn:  Donald E. Whitson

         To a Shareholder:

         To such person's address as set forth on Schedule c hereof.

         To Tylan or Tylan Sub:          with a copy to:

         Tylan General, Inc.             Cooley Godward Castro Huddleson & Tatum
         9577 Chesapeake Drive           4365 Executive Drive, Suite 1100
         San Diego, California 92123     San Diego, California 92121-2128
         Attn:  David J. Ferran          Attn:  D. Bradley Peck

or to such other address at which any party may be registered mail notify the other party, and shall be deemed given on the date on which hand-delivered or on the third business day following the date on which mailed.

         12.6 TITLES. The titles and captions of the sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

         12.7 COOPERATION. Tylan, Tylan Sub and Span each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate expeditiously or implement the transactions contemplated by this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Reorganization as of the date first written above.

                                TYLAN GENERAL, INC.



                                By:______________________________________
                                   David J. Ferran
                                   Chairman of the Board, President and Chief
                                   Executive Officer



                                TYLAN GENERAL ACQUISITION
                                SUBSIDIARY, INC.



                                By:______________________________________
                                   David L. Stone
                                   Executive Vice President and Chief
                                   Financial Officer



                                SPAN INSTRUMENTS, INC.





                                By:______________________________________
                                   Donald E. Whitson
                                   President and Chief Executive Officer



                                   SHAREHOLDERS

                                   ______________________________________
                                   DONALD E. WHITSON

                                   ______________________________________
                                   LEO E. WHITSON

                                   ______________________________________
                                   SAM R. CROWE

                                   ______________________________________
                                   TOMMY GRAY

                                    ______________________________________
                                    MARGUERITE WHITSON

                                    ______________________________________
                                    ROBERT M. LIPSKY

                                    ______________________________________
                                    ROBERT J. BARRACLOUGH

                                    ______________________________________
                                    JOHN JUL

                                    ______________________________________
                                    JOHN JORDON

                                    ______________________________________
                                    GEORGE A. YURCH

                                    ______________________________________
                                    BRIAN DAY

                                    ______________________________________
                                    KAVEH ZARKAR


                                    ______________________________________
                                             JOHN RABBITT

                                 EXHIBIT 1.15(a)


                              SHAREHOLDER AGREEMENT


         This Shareholder Agreement (the "Agreement") is entered into as of February 20, 1996, between TYLAN GENERAL, INC., a Delaware corporation ("Tylan"), and the undersigned shareholder ("Shareholder") of SPAN INSTRUMENTS, INC., a Texas corporation ("Span").


                                    RECITALS

         A. Tylan, TYLAN GENERAL ACQUISITION SUBSIDIARY, INC., a Delaware corporation ("Tylan Sub"), Span, Shareholder and the other shareholders of Span have entered into an Agreement and Plan of Reorganization dated as of the date hereof (the "Reorganization Agreement"), providing for the merger of Tylan Sub with and into Span pursuant to the terms and conditions of the Reorganization Agreement (the "Merger") and setting forth certain representations, warranties, covenants and agreements which each of the parties thereto is making thereby in connection with the Merger.

         B. The Reorganization Agreement contemplates that Shareholder will agree to vote its Span Common Shares (as defined in the Reorganization Agreement) in favor of the Merger and to take no action inconsistent with the Merger.

         C. To comply with the Reorganization Agreement and to induce Tylan to proceed to consummate the Merger, Shareholder has agreed to enter into this Agreement.

                                    AGREEMENT

          NOW, THEREFORE, the parties hereby agree as follows:

         1. DEFINED TERMS. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given them in the Reorganization Agreement.

         2. REPRESENTATIONS OF SHAREHOLDER. Shareholder represents that he (i) is the holder and beneficial owner of that number of Span Common Shares set forth under his signature below, (ii) has full power and authority to make, enter into and carry out the terms of the Reorganization Agreement and this Agreement and (iii) is not a party to or bound by any contract, commitment, agreement, understanding, arrangement or restriction of any kind with respect to which the execution of the Reorganization Agreement or this Agreement, or the consummation by Shareholder of the transactions contemplated thereby or hereby, will constitute a violation, or cause a default or a conflict.

                                       1.

         3. AGREEMENT TO SUPPORT MERGER. Shareholder agrees to approve the Reorganization Agreement and the Merger, and further agrees to take no action, whether at a meeting of shareholders or in an action without a meeting, or otherwise, to modify or rescind his approval of the Reorganization Agreement and the Merger; however, the foregoing does not affect Span's right to terminate or refuse to close in accordance with the Reorganization Agreement.

         4. NO-SHOP. Shareholder agrees that he shall not, directly or indirectly, through any officer, director, partner, agent or representative or otherwise, (i) solicit, initiate or encourage submission of proposals or offers from any person other than Tylan or Tylan Sub relating to any acquisition or purchase of all or any material portion of the assets of or any equity interest in, or any merger, consolidation or business combination with, Span or any of its subsidiaries, or (ii) participate in any discussions or negotiations regarding, or furnish any person other than Tylan or Tylan Sub or their respective officers, directors or agents any information with respect to, or otherwise cooperate with, assist in, or participate in, or facilitate or encourage any effort by any person other than Tylan or Tylan Sub to do any of the foregoing.

         5. NO ACTIONS INCONSISTENT WITH REORGANIZATION AGREEMENT. Shareholder agrees not to knowingly take any action inconsistent with the Reorganization Agreement or that would prevent any condition precedent to the Merger from being satisfied at or prior to the Closing Date.

         6. TRANSFER AND ENCUMBRANCE. Shareholder agrees not to transfer, sell, offer, pledge, or otherwise dispose of or reduce his right relative to or encumber any of his Span Common Shares without the prior written consent of Tylan prior to the earlier of (i) the Closing Date or (ii) the date the Reorganization Agreement shall have been terminated in accordance with its terms; provided, however, that Shareholder may transfer 7,500 Span Common Shares pursuant to an outstanding option agreement.

         7. SPECIFIC PERFORMANCE. Each party hereto acknowledges that (i) it will be impossible to measure in money the damage to Tylan if Shareholder fails to comply with any of the obligations imposed by this Agreement, (ii) every such obligation is material and (iii) in the event of any such failure, Tylan will not have an adequate remedy at law or in damages and, accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is an appropriate remedy for any such failure.

         8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns and shall not be assignable without the written consent of the other party hereto.

                                       2.

         9. ENTIRE AGREEMENT. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and, together with the Reorganization Agreement and the other agreements delivered pursuant thereto, contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified and no provisions hereof may be modified or waived, except expressly by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver by any such party, and no such waiver shall be deemed a continuing waiver of any provision hereof by such party.

         10. MISCELLANEOUS.

                  (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of California.

                  (b) If any provisions of this Agreement or the application of such provisions to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of the provision held invalid and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, shall not be affected.

                  (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  (d) This Agreement shall terminate upon the earlier to occur of (i) the termination of the Reorganization Agreement or (ii) the Closing Date, and all of the provisions hereof shall terminate at such time. The termination of this Agreement shall not relieve Shareholder of his obligations under Sections 2, 7, 8, 9 and 10 of this Agreement, and the provisions of
  Section 4 shall survive the termination of this Agreement for a period of 30 days from the date of termination of the Reorganization Agreement.

                  (e) All Section headings herein are for convenience of reference only and are not part of this Agreement and no construction or reference shall be derived therefrom.


                                       3.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                 TYLAN GENERAL, INC.



                                 By:_________________________________




                                 SHAREHOLDER


                                 ____________________________________



                                 Address:____________________________

                                 ____________________________________

                                 ____________________________________




                                 Span Common Shares Beneficially Owned:_________



                                       4.

                                 EXHIBIT 4.2(h)


                       CONTINUITY OF INTEREST CERTIFICATE


         The undersigned is aware that pursuant to an Agreement and Plan of Reorganization, dated as of February 20, 1996 (the "Reorganization Agreement"), made and entered into by and among TYLAN GENERAL, INC., a Delaware corporation ("Tylan"), TYLAN GENERAL ACQUISITION SUBSIDIARY, INC., a Delaware corporation ("Tylan Sub"), SPAN INSTRUMENTS, INC., a Texas corporation ("Span"), and the shareholders of Span, Tylan Sub will merge with and into Span (the "Merger"). Unless otherwise indicated, capitalized terms used but not defined herein have the meanings set forth in the Reorganization Agreement.

         1.        The undersigned represents as follows:

                  (a) The undersigned currently is the owner of that number of Span Common Shares set forth below and (i) has held such Span Common Shares at all times since ______, 19__ and (ii) did not acquire any of such Span Common Shares in contemplation of the Merger;

                  (b) The undersigned has not engaged in a Sale (as defined below) of any Span Common Shares (i) at any time or (ii) in contemplation of the Merger; provided, however, that the undersigned has transferred 7,500 Span Common Shares to Donald E. Whitson pursuant to an outstanding option agreement;

                  (c) The undersigned has no current plan or intention (a "Plan") to engage in a sale, exchange, transfer, distribution, redemption or reduction in any way of the undersigned's risk of ownership by short sale or otherwise, or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale") of a majority of the shares of Tylan Common Stock to be received by the undersigned pursuant to the Merger;

                  (d) Except to the extent written notification to the contrary is received by Span from the undersigned prior to the Closing Date, the representations contained herein shall be true and correct at all times from the date hereof through the Closing Date; and

                  (e) The undersigned has consulted with such legal and financial counsel as the undersigned has deemed appropriate in connection with the execution of this Certificate.

                  (f) The undersigned understands that Tylan, Tylan Sub, Span and their respective shareholders as well as their respective counsel and accounting firms will be relying on (a) the truth and accuracy of the representations contained herein and (b) the undersigned's performance of the obligations set forth herein.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate this ___ day of _________, 1996.

                                          ______________________________________
                                          Shareholder

                                          Span Common Shares Beneficially Owned:

                                 EXHIBIT 4.2(q)


                               AFFILIATE AGREEMENT


         This Affiliate Agreement (the "Agreement") is entered into as of ___________, 1996, between TYLAN GENERAL, INC., a Delaware corporation ("Tylan"), and the undersigned affiliate ("Affiliate") of SPAN INSTRUMENTS, INC., a Texas corporation ("Span").

                                    RECITALS

         A. Pursuant to that certain Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of February 20, 1996, by and among Tylan, TYLAN GENERAL ACQUISITION SUBSIDIARY, INC., a Delaware corporation ("Tylan Sub"), Span and the shareholders of Span, Tylan Sub will merge with and into Span (the "Merger").

         B. As a result of the Merger and certain related transactions, the shareholders of Span will receive shares (the "Shares") of Tylan Common Stock (as defined in the Reorganization Agreement). Affiliate understands that he may be deemed an "affiliate" of Span as such term is defined in paragraphs (c) and
(d) of Rule 145 under the Securities Act of 1933, as amended (the "Act") ("Rule 145"), and the Securities and Exchange Commissions Accounting Series Release Nos. 130 and 135 (the "Pooling Rules"), as amended, and as such Affiliate may only transfer, sell or dispose of the Shares in accordance with Rule 145, this Agreement and the Pooling Rules.

         C. Affiliate understands that the representations, warranties and covenants set forth herein will be relied upon by Tylan, Tylan Sub and Span, and their respective counsel and accounting firms.

                                    AGREEMENT

         NOW, THEREFORE, the parties hereby agree as follows:

         1. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given them in the Reorganization Agreement.

         2. Affiliate represents, warrants, understands and agrees that:

                  (a) Affiliate has full power and capacity to execute and deliver this Agreement and to make the representations, warranties and agreements herein and to perform its obligations hereunder.

                                       1.

                  (b) Affiliate has carefully read this Agreement and has discussed with counsel, to the extent Affiliate felt necessary, the requirements, limitations and restrictions on his ability to sell, transfer or otherwise dispose of the Shares he may receive and fully understands the requirements, limitations and restrictions this Agreement places upon Affiliate's ability to transfer, sell or otherwise dispose of the Shares.

                  (c) If Affiliate has executed a Shareholder Agreement and a Continuity of Interest Certificate (the "Other Agreements"), he understands and agrees to abide by all restrictions contained therein.

                  (d) Affiliate will not, publicly or privately, sell, transfer or otherwise dispose of, or reduce Affiliate's interest in or risk relating to, any Shares held by Affiliate until such time as the financial results covering at least 30 days of post-Closing combined operations of Tylan have been published by Tylan (within the meaning of the Pooling Rules).

                  (e) Until the earlier of (i) the Closing Date or (ii) the termination of the Reorganization Agreement, Affiliate will not sell, transfer or otherwise dispose of, or reduce Affiliate's interest in or risk relating to, any Span Common Shares held by Affiliate; provided, however, that Affiliate may transfer 8,000 Span Common Shares to Donald Whitson pursuant to an outstanding option agreement.

                  (f) Subject to Section 2(d) above, Affiliate will not sell, pledge, transfer or otherwise dispose of any of the Shares held by Affiliate unless at such time either (i) such transfer shall be in conformity with the provisions of Rule 145, (ii) Affiliate shall have furnished to Tylan an opinion of counsel reasonably satisfactory to Tylan, to the effect that no registration under the Act would be required in connection with the proposed offer, sale, pledge, transfer or other disposition, (iii) a registration statement under the Act covering the proposed offer, sale, pledge, or other disposition shall be effective under the Act, or (iv) if Affiliate is a partnership, such transfer shall be a pro rata distribution from the Affiliate to its partners without receipt of consideration.

         3. Affiliate understands and agrees that Tylan is under no obligation to register the sale, transfer or other disposition of the Shares or to take any other action necessary in order to make compliance with an exemption from registration available.

         4. Affiliate further represents that it is the beneficial owner of the Span Common Shares set forth below, or, if not set forth below, that it is not the beneficial owner of any Span Common Shares.

         5. Each party hereto acknowledges that (i) it will be impossible to measure in money the damage to Tylan if Affiliate fails to comply with any of the obligations imposed by this Agreement, (ii) every such obligation is material and (iii) in the event of

                                       2.

any such failure, Tylan will not have an adequate remedy at law or damages and, accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is an appropriate remedy for any such failure.

         6. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of California.

         7. This Agreement shall be binding upon, enforceable by and inure to the benefit of the parties named herein and their respective successors; this Agreement may not be assigned by any party without the prior written consent of Tylan. Any attempted assignment not in compliance with this Section 7 shall be void and have no effect.

         8. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement.


                                       3.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                            TYLAN GENERAL, INC.


                            By:________________________________________


                            AFFILIATE



                            ___________________________________________
                            Leo Whitson

                            Address:___________________________________

                            ___________________________________________

                            ___________________________________________


                            Span Common Shares Beneficially Owned:_____


                                       4.

                                 EXHIBIT 5.2(i)

                              EMPLOYMENT AGREEMENT


          THIS AGREEMENT ("Agreement") is made and effective as of ___________, 1996 by and between TYLAN GENERAL, INC., a Delaware corporation (the "Company"), and DONALD E. WHITSON (the "Employee"), with respect to the following facts.

         A. The Board of Directors (the "Board") of the Company has determined that the best interests of the Company would be served by Employee's employment by the Company in the capacity of Vice Chairman and Chief Administrative Officer and such mutually acceptable additional capacities as the Chief Executive Officer may delegate to him from time-to-time during the term of this Agreement.

         B. The Company wishes to assure itself of the continued benefit of Employee's services provided in this Agreement, and Employee is willing to serve in the employ of the Company solely within the terms hereof for said period.

         C. The Company and Employee desire to define their respective rights and obligations as provided herein.

          NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

         1.        EMPLOYMENT

                   The Company hereby agrees to employ the Employee to serve in the capacity of Vice Chairman and Chief Corporate Officer of the Company, and Employee hereby accepts such employment by the Company upon the terms and conditions set forth herein.

         2.        POSITION AND RESPONSIBILITIES

                  (a) DUTIES. The Company shall employ Employee in the capacity of Vice Chairman and Chief Corporate Officer and such other mutually acceptable executive positions as the Chief Executive Officer may determine to be in the best interests of the Company, and Employee shall serve as such for the term and under other conditions hereinafter set forth. Employee shall devote his full business time and attention to the performance of such services and to such other services as may be


                                       1.

  necessarily requested by the Chief Executive Officer that are consistent with those required of a Vice Chairman and Chief Corporate Officer of a company. In this capacity as Vice Chairman and Chief Corporate Officer, Employee shall perform such duties and have such powers and authority as are customary for the Vice Chairman and Chief Corporate Officer of a company. The Employee shall report directly to and shall be responsible to the Chief Executive Officer regarding his services. In the event that, without his consent, Employee is assigned to a position involving a different title or materially lesser authority and responsibility, then Employee shall have the option, exercisable for 30 days following notice to Employee of such assignment or new title, to consider that this Agreement has been terminated without cause in which case Employee shall be entitled to the benefits set forth in Section 8(c) herein.

                  (b) COMPETITIVE ACTIVITY. Except upon the prior written consent of the Chief Executive Officer, Employee, during the term of his employment hereunder, will not accept any other employment of any nature and will not engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with, or that might place him in a competing position to that of the Company or any other corporation or entity that directly or indirectly controls, is controlled by or is under common control with the Company.

         3.        TERM OF EMPLOYMENT

                   The effective date of this Agreement shall be ________, 1996 (the "Effective Date") and shall remain in effect until terminated pursuant to
Section 7.

         4.        WORKING FACILITIES

                   Employee shall be furnished with a private office, secretarial and other necessary clerical and stenographic assistance, and such other facilities, amenities and services as may at the time be generally furnished to executive officers of the Company and as are appropriate for Employee's position and adequate for the performance of his duties hereunder.

         5.        PLACE OF PERFORMANCE

                   In connection with this Agreement, Employee shall maintain an office at the principal executive offices of Span Instruments, Inc. ("Span") in Plano, Texas.

         6.        SALARY, BONUS, EXPENSES AND BENEFITS

                  (a) SALARY. The Company shall pay Employee an initial salary of $250,000 per year. Employee's salary shall be reviewed and revised (if appropriate) at least annually by the Chief Executive Officer and shall be adjusted based upon Employee's job performance, the Company's financial condition and performance and

                                       2.

the salary and compensation levels of executives in similar companies with similar responsibilities. Furthermore, any salary payable to Employee after the second anniversary of the Effective Date shall be determined in accordance with the Company's compensation policy for senior management. Any increases in Employee's salary pursuant to this Section 6(a) shall require approval by the Compensation Committee of the Board of Directors of the Company (the "Committee") (without the vote of the Employee if Employee is a member of such committee).

                  (b) BONUS. The Company shall pay Employee an annual bonus of up to twenty-five percent (25%) of Employee's annual salary for the immediately preceding year. The Committee (without the vote of the Employee if Employee is a member of such committee) shall determine in good faith the amount of such bonus giving consideration to the Company's overall achievement of the goals set forth in the Company's annual plan for the applicable fiscal year and Employee's performance during the year. The Company shall pay such bonus no later than 45 days after the end of each fiscal year of the Company.

                  (c) PARTICIPATION IN WELFARE AND BENEFIT PLANS. Employee shall be entitled to participate in, personally and/or for the benefit of his family or other beneficiaries, any welfare, insurance, pension, or other employee benefit plans as are at the time made generally available to other executives of the Company. Employee shall be eligible to receive during the term hereof all benefits for which executives are eligible under every such plan or program to the extent permissible under the general terms and provisions of such plans or programs and in accordance with the provisions thereof.

                  (d) VACATION. Employee shall be entitled to six weeks' paid vacation time each year, during which such time his compensation hereunder shall be paid in full. Unless otherwise directed by the Chief Executive Officer, Employee shall have the discretion to take vacation time on the dates as he determines to be appropriate and not detrimental to the Company.

                  (e) HOLIDAYS, LEAVE DAYS, ETC. Employee shall be entitled to such holidays, sick leave, leaves of absence and other absences as are at the time made generally available to other executives of the Company of comparable tenure and position.

                  (f) AUTOMOBILE. During the term of this Agreement, the Company shall make an automobile available to Employee under such terms and conditions as are presently applied or as may be later applied to other executives of the Company of comparable tenure and position. In connection therewith, the Company shall bear all expenses relating to such automobile, including insurance, maintenance and repair, gas and oil. Upon termination of this Agreement, the Company shall offer Employee the right to purchase the automobile then being operated by Employee at the depreciated

                                       3.

value of such automobile or to assume the Company's lease of such automobile and shall execute and deliver to Employee all documentation necessary to establish Employee's ownership or leasing of such automobile.

                  (g) LIFE INSURANCE. The Company shall pay for and provide life insurance for each year of this Agreement for the benefit of Employee under the Company's group life insurance plan.

                  (h) HEALTH INSURANCE. The Company shall provide health insurance for Employee under the Company's health insurance plan.

                  (i) DISABILITY INSURANCE. The Company shall provide disability insurance for Employee pursuant to the Company's directors' and officers' disability policy according to the Company's policy established by the Committee.

                  (j) REIMBURSEMENT OF EXPENSES. The Company shall pay or reimburse Employee, on a monthly basis, for reasonable travel, entertainment, promotional and other expenses incurred by Employee in the performance of his obligations under this Agreement. Employee must submit timely detailed expense reports for appropriate review prior to reimbursement.

                  (k) TAX, LEGAL AND FINANCIAL ADVICE. The Company shall pay for the fees and expenses of legal, tax and financial advisory, and income tax preparation services for Employee in an aggregate amount not to exceed $1,500 for each year of this Agreement; provided that no payment of any fees shall be made by the Company for legal services obtained by Employee in connection with any dispute with the Company regarding this Agreement.

                  (l) OTHER FRINGE BENEFITS. Employee shall be entitled to any and all other fringe benefits according to the Company's policy as set by the Committee.

         7.        TERMINATION

                   Employee's employment under this Agreement may be terminated by the Company or Employee as herein provided, without further obligation or liability except as expressly provided herein.

                  (a) RESIGNATION, DEATH OR DISABILITY. Employee's employment hereunder may be terminated at any time by Employee's resignation (other than a resignation for good reason as provided in Section 7(d)), or by Employee's death or disability. In the event Employee wishes to resign, he shall give the Company not less than 30 days prior notice of such resignation, which notice shall indicate the proposed resignation date. Following receipt of such notice, the Company shall have the right to accelerate the date of Employee's resignation and to cause his resignation to become

                                       4.

effective at any time prior to the resignation date set forth in Employee's original notice; provided, however, that such acceleration or changed effective date of resignation shall not affect in any manner the delivery of any benefits or payments to which Employee may be entitled under Section 8 of this Agreement. For purposes of this Agreement, disability shall be deemed to have occurred only after the following procedure has been satisfied. If within 45 days after notice of proposed termination for disability is given to Employee by the Company, Employee has not returned to the performance of substantially all his duties, the Company may terminate Employee's employment by giving notice of termination for disability. The notice of proposed termination may only be given by the Company following Employee's substantial and material absence from Employee's duties by reason of physical or mental disability for a period of 120 calendar days.

                  (b) TERMINATION FOR CAUSE. Employee's employment hereunder may be terminated by the Company for cause; provided, however, that Employee shall be given notice of the Company's findings of conduct by Employee amounting to cause for such termination. Cause for termination under this Agreement shall be limited to (i) Employee's personal dishonesty or gross misconduct; (ii) a material breach of any material provision of this Agreement; (iii) Employee's refusal or failure to act in accordance with any lawful, reasonable direction or order of the Chief Executive Officer or the Board and such refusal or failure results or is reasonably likely to result in a materially adverse effect on the Company's business; (iv) conviction of any felony involving moral turpitude (not including a conviction for operating a motor vehicle under the influence of alcohol or any other motor vehicle violation if no bodily injury to a third party is involved); (v) any chemical dependency or substance abuse resulting in a continuous and material impairment of Employee's ability to perform his duties under this Agreement; or (vi) the willful and continued failure by Employee to substantially perform Employee's duties with the Company or its subsidiaries or affiliates (other than any failure resulting from disability) after a written demand identifies the manner in which the Company believes that Employee has not substantially performed his duties. Termination of Employee's employment under this Agreement for cause as set forth in clauses (i) or (iv) of the preceding sentence shall be deemed to be effective upon delivery of notice thereof in accordance with the provisions of Section 9(i) of this Agreement. Employee shall have 30 days from the date notice is given for cause as set forth in clause
(ii), (iii), (v) or (vi) of the second sentence of this Section 7(b) to cure such conduct.

                  (c) TERMINATION WITHOUT CAUSE. The Company shall have the right, exercisable at any time during the term of this Agreement upon written notice to Employee, to terminate Employee's employment without cause upon 30 days prior notice. If Employee is terminated without cause, he shall be entitled to receive the severance benefits pursuant to Section 8(c) hereof subject to his full compliance with said Section 8(c).

                                       5.

                  (d) RESIGNATION FOR GOOD REASON. During the term hereof, Employee may regard Employee's employment as being constructively terminated and may, therefore, resign within 30 days of Employee's discovery of the occurrence of one or more of the following events, any of which will constitute "good reason" for such resignation:

                           (1) Without Employee's express written consent, the
assignment to Employee of any duties materially inconsistent with Employee's position, duties, responsibilities and status with the Company;

                           (2) Without Employee's express written consent, the
termination and/or material reduction in Employee's facilities (including office space and general location) and staff reporting available to Employee, unless such reduction occurs as part of a company-wide action authorized by the Board (including the vote of Employee) to reduce the Company's expenses;

                           (3) A reduction by the Company of Employee's base
salary or of any bonus compensation formula applicable to him unless in connection with (i) an across-the-board reduction for all senior management of the Company, (ii) a reduction after the second anniversary of the Effective Date in order to make Employee's salary consistent with the Company's compensation policy for senior management or (iii) a company-wide salary expense reduction necessitated by poor financial performance of the Company, in any case as determined by the Committee in its reasonable discretion;

                           (4) A failure by the Company to maintain any of the
employee benefits to which Employee is entitled at a level substantially equal to or greater than the value of those employee benefits currently in effect through the continuation of the same or substantially similar plans, programs and policies; or the taking of any action by the Company or its affiliate(s) that would materially affect Employee's participation in or reduce Employee's benefits under any such plans, programs or policies, or deprive Employee of any material fringe benefits enjoyed by Employee unless such failure or reduction occurs as part of a company-wide action authorized by the Board (including the vote of Employee if Employee is a Director of the Company) to reduce the Company's expenses;

                           (5) The failure by the Company to permit Employee to
take substantially the same number of paid vacation days and leave to which Employee is entitled;

                           (6) The Company or any affiliate(s) requiring
Employee to be based anywhere other than within 20 miles of Plano, Texas, except for required travel on the Company's or an affiliate's business to an extent substantially consistent with Employee's present business travel obligations;

                                       6.

                           (7) Any termination of Employee's employment by the
Company which is not affected pursuant to the requirements of this Section 7 with respect to death, disability or termination for cause;

                           (8) The failure of the Company to obtain the
assumption of this Agreement by any successor as contemplated in Section 9(e) hereof; and

                           (9) A material breach of any provision of this
Agreement by the Company.

          In the event of the occurrence of any of the above listed events and in the event Employee wishes to resign on the basis of occurrence of such event, Employee shall give the Company notice of his proposed resignation, and the Company shall have a period of 30 days following its receipt of such notice to remedy the breach or occurrence giving rise to such proposed resignation. In the event the Company fails to so remedy said breach or occurrence by expiration of said 30-day period, Employee shall be deemed to have resigned from his employment with the Company for good reason pursuant to this Section 7(d).

                  (e) TERMINATION OBLIGATIONS. Employee hereby acknowledges and agrees that all personal property of the Company, including, without limitation, all books, manuals, records, reports, notes, contracts, lists, and other documents, proprietary information, copies of any of the foregoing, and equipment furnished to or prepared by Employee in the course of or incident to his employment, belong to the Company and shall be promptly returned to the Company upon termination of his employment for any reason. Employee shall retain the rights to remove all of his personal property from the premises of the Company and any personal property of the Company as may be mutually agreed upon between the Company and Employee.

         8.        PAYMENTS TO EMPLOYEE UPON TERMINATION.

                  (a) DEATH OR DISABILITY. In the event of Employee's death or disability, all benefits generally available to the Company's executives as of the date of such an event as determined by the Committee shall be payable to Employee or Employee's estate, without reduction, in accordance with the terms of any plan, contract, understanding or arrangement forming the basis for such payment, including, but not limited to, payments under the plans identified in
Section 6(c). Employee shall be entitled to such other payments as might arise from any plan, contract, understanding or arrangement between Employee and the Company at the time of any such event pursuant to Section 6(c) or 6(i) hereof.

                                       7.

                  (b) TERMINATION FOR CAUSE OR RESIGNATION WITHOUT GOOD REASON. In the event Employee is terminated by the Company for cause as provided in
Section 7(b) or Employee resigns for other than good reasons as defined in
Section 7(d), neither the Company nor an affiliate shall have any further obligation or liability of any nature to Employee under this Agreement or otherwise.

                  (c) TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON. Upon the occurrence of termination without cause, or resignation for good reason, as defined in Section 7(d), Employee shall be entitled to receive the following:

                           (1) SEVERANCE PAYMENT. The Company shall continue to
pay to the Employee his salary (i) until the date that is eighteen (18) months from the effective date of this Agreement (the "Initial Period") and (ii) for twelve (12) months following the later of (x) the date of Employee's actual termination of employment and (y) termination of the Initial Period (the "Severance Payment"). Such salary shall be determined with reference to the salary in effect for the month in which the date of employment termination occurs.

                           (2) METHOD OF PAYMENT. The Severance Payment shall be
paid to Employee in cash in one lump sum no later than thirty (30) days following the actual date of termination.

                           (3) PAYMENT IN LIEU OF CONTRACT DAMAGES. The
Severance Payment shall be in lieu of any further payments to the Employee and any further accrual of benefits with respect to periods subsequent to the date of the employment termination and shall constitute a full satisfaction and discharge of any claims by Employee related to the Agreement or the circumstances surrounding the termination of employment hereunder. Notwithstanding the preceding sentence, neither the Severance Payment nor any other payments under this Section 8(c) shall reduce or offset any benefits the Employee may be entitled to under the specific terms of the benefit plans of the Company.

         9.        GENERAL PROVISIONS

                  (a) ENTIRE AGREEMENT. The terms and provisions of this Agreement, together with the terms and provisions of the Noncompetition Agreement dated the date hereof between Employee and the Parent, shall constitute the entire understanding between Employee and the Company with respect to the subject matter hereof, and shall supersede any and all prior agreements or understandings between Employee and the Company (or any affiliate of the Company, including Span), whether written or oral.

                  (b) AMENDMENTS. This Agreement may be amended or modified only by a written instrument executed by Employee and the Company.

                                       8.

                  (c) GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

                  (d) SEVERABILITY. In the event that any terms or provisions of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining terms and provisions hereof.

                  (e) ASSUMPTION. The Company shall require any successor-in-interest (whether direct or indirect or as a result of purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform the obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

                  (f) ASSIGNABILITY. The rights or obligations contained in this Agreement shall not be assigned, transferred or divided in any manner by Employee or the Company, without the prior written consent of the other; provided, however, that nothing in this Section 9(f) shall preclude Employee from designating a beneficiary to receive any benefits hereunder upon his death, or the executors, administrators or other legal representatives of Employee or his estate from assigning any rights hereunder to the person(s) entitled thereto. Notwithstanding the foregoing, this Agreement shall be assignable by the Company without Employee's consent and be binding on (i) any affiliate of the Company and (ii) any entity which by purchase of assets, merger or otherwise, becomes a successor to the business of the Company.

                  (g) WAIVER OF BREACH. Any waiver of any breach of employment terms set forth herein shall not be construed to be a continuing waiver or consent to any subsequent breach on the part of Employee or the Company.

                  (h) HEADINGS. The headings of paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation and performance of any of the provisions of this Agreement.

                  (i) NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed by United States certified or registered mail, prepaid, to the parties or their permitted assignees at the following addresses (or at such other address as shall be given in writing by either party to the other):

                  To:          Tylan General, Inc.
                               9577 Chesapeake Drive
                               San Diego, California  92123
                               Attn:  Chief Executive Officer

                                       9.

                  To:          Donald E. Whitson
                               Span Instruments, Inc.
                               1947 Avenue K
                               Plano, Texas  75074



                                      10.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first written above.

                                      TYLAN GENERAL, INC.



                                      By:______________________________________
                                          Its: Chairman of the Board, President
                                               and Chief Executive Officer

                                      EMPLOYEE



                                      _________________________________________
                                      Donald E. Whitson



                                      11.

                                 EXHIBIT 5.2(j)

                              EMPLOYMENT AGREEMENT


          THIS AGREEMENT ("Agreement") is made and effective as of ___________, 1996, by and between TYLAN GENERAL, INC., a Delaware corporation (the "Parent"), SPAN INSTRUMENTS, INC., a Texas corporation and a wholly-owned subsidiary of Parent (the "Company"), and _______________ (the "Employee").

          WHEREAS, the Company desires to assure itself of the continued services of Employee, and Employee desires to be employed by the Company, under the terms and conditions herein; and

          WHEREAS, the Company, the Parent and Employee desire to define their respective rights and obligations as provided herein.

          NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

         1.        EMPLOYMENT; TERM

                  (a) EMPLOYMENT. The Company hereby agrees to continue to employ, and the Parent hereby agrees to cause the Company to continue to employ, the Employee to serve in the capacity of ____________________ of the Company, and Employee hereby accepts such continued employment by the Company upon the terms and conditions set forth herein.

                  (b) TERM. The effective date of this Agreement shall be _________, 1996 (the "Effective Date") and shall remain in effect until the earlier of (i) __________ or (ii) the date when Employee's employment is terminated pursuant to Section 3 of this Agreement.

                  (c) DUTIES. During the term of this Agreement, Employee will, to the best of his ability, devote substantially all of his business time and attention to the performance of his duties hereunder, including such responsibilities as shall be established by custom, by the Bylaws of the Company and, from time to time, by the Board of Directors and/or senior management of the Company or the Parent.

                  (d) COMPETITIVE ACTIVITY. Employee, during the term of his employment hereunder, will not accept any other employment of any nature and will not engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with, or that might place him in a

                                       1.

competing position to that of the Company or any other corporation or entity that directly or indirectly controls, is controlled by or is under common control with the Company.

         2.        SALARY AND BENEFITS

                  (a) SALARY. The Company shall pay to Employee for the services to be rendered hereunder a salary at an annual rate of $________, payable in installments in accordance with Company policy, subject to increase in accordance with the policies of the Company or the Parent, as determined by its Board of Directors, in force from time to time (the "Salary").

                  (b) BENEFITS. Employee shall be eligible to participate in the Company's employee benefit plans and incentive compensation programs for employees, including the stock option plan of the Parent, subject in each case to the generally applicable terms and conditions of the plan or program in question.

         3.        TERMINATION

                  (a) GENERAL. Employee's employment under this Agreement may be terminated by the Company, the Parent or Employee as herein provided, without further obligation or liability except as expressly provided herein. The Company shall not provide or pay for any employee benefits or bonuses following the termination of Employee's employment pursuant to Section 3(b), 3(c) or 3(d) hereof, and the vesting of any stock options granted to Employee during the term of his employment with the Company shall cease on the date of such termination of employment.

                  (b) RESIGNATION. Employee's employment hereunder may be terminated at any time, upon 30 days prior notice, by Employee's resignation. If Employee resigns, he shall be entitled to receive payments pursuant to Section 4(a) hereof, subject to his full compliance with said Section 4(a).

                  (c) DEATH OR DISABILITY. Employee's employment shall terminate upon the date of Employee's death or disability. For purposes of this Agreement, disability shall be deemed to have occurred only after the following procedure has been satisfied. If within 45 days after notice of proposed termination for disability is given to Employee by the Company or the Parent, Employee has not returned to the performance of substantially all his duties, the Company or the Parent may terminate Employee's employment by giving notice of termination for disability. The notice of proposed termination may only be given by the Company or the Parent following Employee's substantial and material absence from Employee's duties by reason of physical or mental disability for a period of 120 calendar days.

                                       2.

                  (d) TERMINATION FOR CAUSE. Employee's employment hereunder may be terminated by the Company or the Parent for cause; provided, however, that Employee shall be given notice of the findings of conduct by Employee amounting to cause for such termination. Cause for termination under this Agreement shall be limited to (i) Employee's personal dishonesty or gross misconduct; (ii) a material breach of any provision of this Agreement; (iii) Employee's refusal or failure to act in accordance with any lawful, reasonable direction or order of the Board of Directors or senior management of the Company or the Parent and such refusal or failure results or is reasonably likely to result in a materially adverse effect on the Company's or the Parent's business; or (iv) the continued failure by Employee to perform Employee's duties with the Company or its subsidiaries or affiliates, including the Parent (other than any failure resulting from disability) in a manner consistent with Employee's position after a written demand identifies the manner in which Employee's supervisor believes that Employee has not substantially performed his duties. Termination of Employee's employment under this Agreement for cause as set forth in clause (i) of the preceding sentence shall be deemed to be effective upon delivery of notice thereof in accordance with the provisions of Section 5(i) of this Agreement. Employee shall have 30 days from the date notice is given for cause as set forth in clause (ii), (iii) or (iv) of the second sentence of this
Section 3(d) to cure such conduct.

                  (e) TERMINATION WITHOUT CAUSE. The Company and the Parent shall have the right, exercisable at any time during the term of this Agreement upon written notice to Employee, to terminate Employee's employment without cause upon 30 days prior notice. If Employee is terminated without cause, he shall be entitled to receive severance benefits pursuant to Section 4(d) hereof, subject to his full compliance with said Section 4(d).

                  (f) TERMINATION OBLIGATIONS. Employee hereby acknowledges and agrees that all personal property of the Company or the Parent, including, without limitation, all books, manuals, records, reports, notes, contracts, lists, and other documents, proprietary information, copies of any of the foregoing, and equipment furnished to or prepared by Employee in the course of or incident to his employment, belong to the Company or the Parent, as the case may be, and shall be promptly returned to the Company or the Parent, as the case may be, upon termination of his employment for any reason. Employee shall retain the rights to remove all of his personal property from the premises of the Company and any personal property of the Company or the Parent as may be mutually agreed upon between the Company or the Parent and Employee.

         4.        PAYMENTS TO EMPLOYEE UPON TERMINATION.

                  (a) RESIGNATION. In the event of Employee's resignation, the Company shall continue to pay Employee Employee's Salary for a period of six (6) months

                                       3.

commencing on the date of Employee's resignation. Such salary shall be determined with reference to the salary in effect for the month in which the date of employment termination occurs. The Company's obligation to make each such monthly payment is conditioned on Employee's performance of four (4) hours of consulting services per month for the Company; provided, however, that the Company's obligation to make such monthly payments pursuant to this Section 4(a) shall cease if Employee engages, at any time during the six (6) months following his resignation, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with, or that might place him in a competing position to that of the Company or any other corporation or entity that directly or indirectly controls, is controlled by or is under common control with the Company.

                  (b) DEATH OR DISABILITY. In the event of Employee's death or disability, all benefits generally available to the Company's employees as of the date of such an event as determined by the Board of Directors of the Company shall be payable to Employee or Employee's estate, without reduction, in accordance with the terms of any plan, contract, understanding or arrangement forming the basis for such payment.

                  (c) TERMINATION FOR CAUSE. In the event Employee is terminated by the Company or the Parent for cause as provided in Section 3(d) hereof, Employee shall be entitled to receive the following:

                        (1) TERMINATION PAYMENT. The Company shall continue to pay to the Employee his salary for six (6) months following the date of Employee's actual termination of employment (the "Termination Payment"). Such salary shall be determined with reference to the salary in effect for the month in which the date of employment termination occurs.

                  (d) TERMINATION WITHOUT CAUSE. In the event Employee is terminated by the Company or the Parent without cause as provided in Section 3(e) hereof, Employee shall be entitled to receive the following:

                           (1) SEVERANCE PAYMENT.  The Company shall continue to
pay to the Employee his salary (i) until the date that is [eighteen (18)/six
(6)] months from the effective date of this Agreement (the "Initial Period") and
(ii) for six (6) months following the later of (x) the date of Employee's actual termination of employment and (y) termination of the Initial Period (the "Severance Payment"). Such salary shall be determined with reference to the salary in effect for the month in which the date of employment termination occurs.

                  (e) PAYMENT IN LIEU OF CONTRACT DAMAGES. The Termination Payment and the Severance Payment shall be in lieu of any further payments to the Employee and any further accrual of benefits with respect to periods subsequent to the date of the

                                       4.

employment termination and shall constitute a full satisfaction and discharge of any claims by Employee related to the Agreement or the circumstances surrounding the termination of employment hereunder. Notwithstanding the preceding sentence, neither the Termination Payment, the Severance Payment nor any other payments under this Section 4(e) shall reduce or offset any benefits the Employee may be entitled to under the specific terms of the benefit plans of the Company.

         5.        GENERAL PROVISIONS

                  (a) ENTIRE AGREEMENT. The terms and provisions of this Agreement, together with the terms and provisions of the Noncompetition Agreement dated the date hereof between Employee and the Parent, shall constitute the entire understanding between Employee, the Company and the Parent with respect to the subject matter hereof, and shall supersede any and all prior agreements or understandings between Employee, the Company and the Parent, whether written or oral.

                  (b) AMENDMENTS. This Agreement may be amended or modified only by a written instrument executed by Employee, the Company and the Parent.

                  (c) GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

                  (d) SEVERABILITY. In the event that any terms or provisions of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining terms and provisions hereof.

                  (e) ASSUMPTION. The Company and the Parent shall require any successor-in-interest (whether direct or indirect or as a result of purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or the Parent to expressly assume and agree to perform the obligations under this Agreement in the same manner and to the same extent that the Company or the Parent would be required to perform it if no such succession had taken place.

                  (f) ASSIGNABILITY. The rights or obligations contained in this Agreement shall not be assigned, transferred or divided in any manner by Employee, the Company or the Parent, without the prior written consent of the other; provided, however, that nothing in this Section 5(f) shall preclude Employee from designating a beneficiary to receive any benefits hereunder upon his death, or the executors, administrators or other legal representatives of Employee or his estate from assigning any rights hereunder to the person(s) entitled thereto. Notwithstanding the foregoing, this Agreement shall be assignable by the Company without Employee's consent and be binding on (i) the Parent or any other affiliate of the Company, and (ii) any entity which by purchase of assets, merger or otherwise, becomes a successor to the business of the Company or the Parent.

                                       5.

                  (g) WAIVER OF BREACH. Any waiver of any breach of employment terms set forth herein shall not be construed to be a continuing waiver or consent to any subsequent breach on the part of Employee, the Parent or the Company.

                  (h) HEADINGS. The headings of paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation and performance of any of the provisions of this Agreement.

                  (i) NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed by United States certified or registered mail, prepaid, to the parties or their permitted assignees at the following addresses (or at such other address as shall be given in writing by either party to the other):

                  To:          Tylan General, Inc.
                               9577 Chesapeake Drive
                               San Diego, California  92123
                               Attn:  Chief Executive Officer

                  To:          Span Instruments, Inc.
                               2201 Avenue K
                               Plano, Texas  75074
                               Attn:  President

                  To:          _________________________
                               _________________________
                               _________________________





                                       6.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first written above.

TYLAN GENERAL, INC.                             SPAN INSTRUMENTS, INC.



By:_______________________________________       By:____________________________
     Its: Chairman of the Board, President          Its:  President
          and Chief Executive Officer

EMPLOYEE



____________________________
[Name]



                                       7.

                                   EXHIBIT 6.5

                         PROPOSED FORM OF OPINION LETTER
                       OF GARDERE & WYNNE, COUNSEL TO SPAN

         1. Each of Span and Ocala has been duly incorporated and is validly existing as a corporation in good standing under the laws of Texas. Each of Span and Ocala has the requisite corporate power to own its property and assets and to conduct its business as it is currently being conducted and to the best of counsel's knowledge is qualified as a foreign corporation to do business and is in good standing in each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification and where any statutory fines or penalties or any corporate disability imposed for the failure to qualify would materially and adversely affect Tylan, its assets, financial condition or operations. To the best of counsel's knowledge, except for Ocala, Span has no subsidiaries.

         2. All corporate action on the part of Span, its Board of Directors and its shareholders necessary for the authorization, execution, delivery and performance of the Reorganization Agreement has been taken. The Reorganization Agreement has been duly and validly authorized, executed and delivered by Span and constitutes a valid and binding agreement of Span enforceable against Span in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

         3. The Reorganization Agreement, the Shareholder Agreements and the Affiliate Agreements (collectively, the "Agreements") have been duly and validly authorized, executed and delivered by each of the Shareholders and constitute valid and binding agreements of the Shareholders enforceable against each of them in accordance with their terms, except as indemnity obligations under Sections 8.1 of the Reorganization Agreement may be limited by applicable laws and except as enforcement of each of the Agreements may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

                                       1.

         4. The authorized capital stock of Span consists of 500,000 shares of Common Stock, no par value, of which 265,699 shares are issued and outstanding. The authorized capital stock of Ocala consists of 1,000,000 shares, $0.01 par value, of which 100,000 shares are issued and outstanding, of which 75,000 shares are owned by Span. All of the issued and outstanding shares of Span and Ocala (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable and (iii) have been issued in full compliance with all applicable securities laws. To the best of counsel's knowledge, there are no subscriptions, options, warrants, stock appreciation rights, calls, rights, convertible securities or other agreements or commitments of any character relating to issued or unissued capital shares or other securities of Span or Ocala, or other securities convertible into, exchangeable for, or evidencing the right to subscribe for, any capital shares of Span or Ocala. To the best of counsel's knowledge, none of the outstanding shares of Span or Ocala's capital stock are subject to any preemptive right other than the preemptive rights provided in their respective Certificates of Incorporation, co-sale right, right of first refusal or other similar right (other than with respect to the shares of Ocala owned by Span, as provided in Section 5.1 of the Shareholders Agreement dated ____________).

         5. The execution, delivery and performance by Span of the Reorganization Agreement and the consummation by Span of the transactions contemplated therein will not violate any provision of Span's or Ocala's charter or bylaws, and will not constitute a material default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture or other evidence of indebtedness of Span or Ocala or any material license agreement, lease or other material contract, instrument or obligation to which Span or Ocala is a party or by which Span or Ocala or any of either of their assets may be bound, and will not violate or contravene (i) any governmental statute, rule or regulation applicable to Span or Ocala or (ii) any order, writ, judgment, injunction, decree, determination or award which has been entered against Span or Ocala and of which we are aware, the violation or contravention of which would materially and adversely affect Span or Ocala, or either of their assets, financial condition or otherwise.

         6. To the best of counsel's knowledge, there is no action, proceeding or investigation pending or overtly threatened in writing against Span or the Shareholders before any court or administrative agency that questions the validity of the Agreements or might result in any material adverse change in the assets, financial conditions or operations of Span.

                                       2.

         7. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States required for the consummation by Span and the Shareholders of the transactions contemplated by the Reorganization Agreement have been made or obtained.

         8. In the course of the preparation of the Registration Statement and the Prospectus/Joint Proxy Statement, we have participated in discussions and conferences with officers of Tylan and Span and with representatives of their respective independent public accountants during which successive drafts of the Registration Statement and the Prospectus/Joint Proxy Statement were reviewed and we have also reviewed and discussed with various of such persons materials submitted for use in the Registration Statement, the Prospectus/Joint Proxy Statement and certain other data and information furnished in support of the statements made therein. While we have not independently verified, are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the Registration Statement or the Prospectus/Joint Proxy Statement, we advise you that, with regard to Span, nothing has come to our attention which caused us to believe that the Registration Statement as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus/Joint Proxy Statement, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading (except, in each case, for the financial statements, schedules and other financial and statistical information derived therefrom, as to which we express no view).

                                       3.

                                  EXHIBIT 6.14

                            NON-COMPETITION AGREEMENT

         This Non-Competition Agreement (the "Agreement") is made this __ day of ________________ 1996, by and between TYLAN GENERAL, INC., a Delaware corporation ("Tylan"), and the undersigned shareholder ("Shareholder") of SPAN INSTRUMENTS, INC., a Texas corporation ("Span").

                                    RECITALS


         A. Tylan, TYLAN GENERAL ACQUISITION SUBSIDIARY, INC., a Delaware corporation ("Tylan Sub"), Span, Shareholder and the other shareholders of Span have entered into an Agreement and Plan of Reorganization dated as of February 20, 1996 (the "Reorganization Agreement"), providing for the merger of Tylan Sub with and into Span pursuant to the terms and conditions of the Reorganization Agreement (the "Merger") and setting forth certain representations, warranties, covenants and agreements which each of the parties thereto is making thereby in connection with the Merger.

         B. The Reorganization Agreement contemplates that the Shareholder has voted his Span Common Shares (as defined in the Reorganization Agreement) in favor of the Merger and will agree not to compete with Tylan in the manner and to the extent herein set forth.

         C. To comply with the Reorganization Agreement and to induce Tylan to proceed to consummate the Merger, Shareholder has agreed to enter into this Agreement.

                                    AGREEMENT

NOW, THEREFORE, the parties hereby agree as follows:


         1. DEFINED TERMS. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given them in the Reorganization Agreement.


         2. ACKNOWLEDGMENT BY SHAREHOLDER. Shareholder acknowledges that by virtue of his position with Span he has developed considerable expertise in the business operations of Span and has had access to trade secrets and confidential business methods, plans and practices considered confidential by Span and not generally known in its industry. Shareholder recognizes that this information will have commercial value in the business in which Tylan is engaged and therefore that Tylan would be irreparably damaged if Shareholder were to enter into an activity competing or interfering with

                                       1.

Span's business in violation of the terms of this Agreement or if Shareholder were to disclose or make unauthorized use of any confidential information concerning the business of Span. Accordingly, Shareholder expressly acknowledges that he is voluntarily entering into this Agreement and that the terms and conditions of this Agreement are fair and reasonable to Shareholder in all respects and that Tylan, in addition to any other remedies which it may have, shall be entitled, as a matter of right, to injunctive relief, including specific performance, in any court of competent jurisdiction with respect to any actual or threatened breach by Shareholder of any of the provisions of Sections 3 and 4 hereof.

         3. NON-COMPETITION. Until the third anniversary of the Closing Date, Shareholder agrees that he shall not:

                  (a) directly or indirectly own, manage, operate, or control, in whole or in part, or become engaged, directly or indirectly, as a director, officer, employee, partner, principal, agent, or representative of or consultant to, any business, enterprise, firm or person engaged in direct competition with Tylan's or Span's current businesses (a "Competing Company"), in (i) every state in which Tylan or Span currently operates their respective businesses, (ii) every state in which Tylan or Span has taken action to facilitate commencement of the operation of their respective businesses and (iii) every state in which Tylan or Span has current definite plans to operate their respective businesses within the next year (the "Territory"); or

                  (b) directly or indirectly purchase equity in, lend money to, borrow money from or otherwise render financial assistance to or accept financial assistance from any Competing Company.

          Notwithstanding the above, Shareholder shall not be deemed to be engaged directly or indirectly in any business in contravention of this Agreement, if Shareholder participates in any such business solely as a passive investor in up to 1% of the equity securities of a company or partnership, the securities of which are publicly traded.

         4. NON-INTERFERENCE. Shareholder further agrees that until the third anniversary of the Closing Date, he will not, without the prior written consent of Tylan, (i) interfere with the business of Span or Tylan by soliciting, attempting to solicit, inducing, or otherwise causing any employee or consultant of Span or Tylan to terminate his or her employment as such in order to become an employee, consultant or independent contractor to or for any Competing Company or to or for any company with which Shareholder is associated in any way; or (ii) induce or attempt to induce any customers, suppliers, distributors, resellers, or independent contractors of Span to terminate their relationships with Span.

                                       2.

         5. INDEPENDENCE OF OBLIGATIOnS. The covenants of Shareholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Shareholder, on the one hand, and Span or Tylan or any of their subsidiaries, on the other, and the existence of any claim or cause of action by Shareholder against Span or Tylan or any of their subsidiaries shall not constitute a defense to the enforcement of such covenants against Shareholder.

         6. SEVERABILITY. If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of the provision held invalid and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, shall not be affected.

         7. NOTICES. All notices or other communications hereunder shall be in writing and deemed given if and when delivered to a party in person, or if and when mailed by registered or certified mail, return receipt requested, to the parties at the addresses set forth below or such other addresses as shall be specified by notice to the other party hereunder:

                                 To Tylan at:        TYLAN GENERAL, INC.
                                                     9577 Chesapeake Drive
                                                     San Diego, CA  92123
                                                     Attn:  David J. Ferran

                                 To Shareholder at:  _______________________
                                                     _______________________
                                                     _______________________


         8. WAIVER OF BREACH. No waiver of any provisions hereof by any party shall be deemed a waiver by any such party, and no such waiver shall be deemed a continuing waiver of any provision hereof by such party.

         9. ASSIGNMENT. This Agreement shall be assignable by Tylan only to any person, firm or corporation which may become a successor in interest by purchase, merger or otherwise to Tylan, or the business operated by Tylan, or the business operated by Span prior to the Merger, provided Shareholder receives prompt notice of such assignment. This Agreement is not assignable by Shareholder.

         10. ENTIRE AGREEMENT; AMENDMENT. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and, together with the Reorganization Agreement and any other agreement to be executed by each undersigned party pursuant to the Reorganization Agreement, contains the entire agreement among the parties with respect to the subject matter hereof. This

                                       3.

Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except expressly by an instrument in writing signed by all the parties hereto.

         11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Tylan and its permitted successors and assigns and Shareholder and their respective heirs and legal representatives.

         12. GOVERNING LAW. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of California.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                    SHAREHOLDER


                                    _________________________________________





                                    TYLAN GENERAL, INC.



                                     By: ____________________________________



                                       4.

                                   EXHIBIT 7.3

                       FORM OF OPINION OF COOLEY GODWARD,
                         COUNSEL TO TYLAN AND TYLAN SUB

________________, 1996


Span Instruments, Inc.
1947 Avenue K
Plano, TX 75074


Ladies and Gentlemen:

We have acted as counsel for Tylan General, Inc., a Delaware corporation ("Tylan"), and Tylan General Acquisition Subsidiary, Inc., a Delaware corporation ("Tylan Sub"), in connection with that certain Agreement and Plan of Reorganization among Tylan, Tylan Sub, Span Instruments, Inc., a Texas corporation ("Span"), and the shareholders of Span (the "Shareholders") dated as of February __, 1996 (the "Reorganization Agreement") pursuant to which Tylan Sub will merge with and into Span (the "Merger"). We are rendering this opinion pursuant to Section 7.3 of the Reorganization Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Reorganization Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Reorganization Agreement, the Shareholder Agreements and the Affiliate Agreements (collectively, the "Agreements") by the various parties and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Where we render an opinion "to the best of our knowledge" or concerning and item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for Tylan, (ii) receipt of a certificate executed by an officer of Tylan or Tylan Sub covering such matters and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization,

                                       1.

execution and delivery of the Agreements by Tylan and the Reorganization Agreement by Tylan Sub) where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Agreements; that the Reorganization Agreement is an obligation binding upon you and that the Agreements are obligations binding upon the Shareholders; that the parties to the Agreements other than Tylan and Tylan Sub have filed any required California franchise or income tax returns and have paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Agreements that would modify or interpret the terms of the Agreements or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the federal laws of the United States of America, the laws of the State of California and the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antitrust laws or antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

With regard to our opinion in paragraph 4 below, we have examined and relied upon (i) a certificate executed by an officer of the Company, to the effect that the consideration for all outstanding shares of capital stock of the Company was received by the Company in accordance with the provisions of the applicable Board of Director resolutions and any plan or agreement relating to the issuance of such shares, and (ii) a certificate executed by Tylan's transfer agent, The First National Bank of Boston, as to the number of shares of Common Stock issued and outstanding as of _______________, 1996; and we have undertaken no independent verification with respect thereto.

With regard to our opinion in paragraph 6 below with respect to any material default under the provisions of any Material Contract, we have relied solely upon an examination of the agreements and instruments filed as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended October 29, 1995 (collectively, the "Material Contracts"); we have made no further investigation.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

         1. Each of Tylan and Tylan Sub has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware. Each of Tylan and Tylan Sub has the requisite corporate power to own its property and assets and to

                                       2.

conduct its business as it is currently being conducted and, to the best of our knowledge, is qualified as a foreign corporation to do business and is in good standing in each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification and where any statutory fines or penalties or any corporate disability imposed for the failure to qualify would materially and adversely affect Tylan, its assets, financial condition or operations.

         2. The Agreements have been duly and validly authorized, executed and delivered by Tylan and constitute valid and binding agreements of Tylan enforceable against Tylan in accordance with their respective terms, except as indemnity obligations under Section 9.1 of the Reorganization Agreement may be limited by applicable laws and except as enforcement of the Agreements may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

         3. The Reorganization Agreement has been duly and validly authorized, executed and delivered by Tylan Sub and constitutes a valid and binding agreement of Tylan Sub enforceable against Tylan Sub in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

         4. Tylan's authorized capital stock consists of 10,000,000 shares of Preferred Stock, none of which there are issued and outstanding, and 50,000,000 shares of Common Stock, $.001 par value, of which there are outstanding _____________ shares. The outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable; and no preemptive rights or rights of refusal in favor of stockholders exist with respect to the Common Stock of Tylan, or the issue and sale thereof, under the Certificate of Incorporation or Bylaws of Tylan.

         5. The ________ shares of Tylan Common Stock issuable to Shareholders in the Merger (the "Shares") have been duly authorized, and upon issuance and delivery upon consummation of the Merger in accordance with the terms of the Reorganization Agreement, the Shares will be validly issued, fully paid and nonassessable.

         6. The execution and delivery by Tylan and Tylan Sub of the Reorganization Agreement and the issuance of the Shares pursuant thereto will not violate any provision of Tylan's or Tylan Sub's charter or bylaws, and will not constitute a material default under the provisions of any Material Contract, and will not violate or contravene (a) any governmental statute, rule or regulation applicable to Tylan or Tylan Sub or (b) any order,

                                       3.

writ, judgment, injunction, decree, determination or award which has been entered against Tylan or Tylan Sub and of which we are aware, the violation or contravention of which would materially and adversely affect Tylan, its assets, financial condition or operations.

         7. To the best of our knowledge, there is no action, proceeding or investigation pending or overtly threatened against Tylan or Tylan Sub before any court or administrative agency that questions the validity of the Reorganization Agreement or might result in any material adverse change in the assets, financial conditions or operations of Tylan.

         8. All consents, approvals, authorizations or orders of, and filings, registrations and qualifications with any regulatory authority or governmental body in the United States required for the consummation by Tylan and Tylan Sub of the transactions contemplated by the Reorganization Agreement have been made or obtained, except for any blue sky filings required by applicable state securities laws.

         9. The Registration Statement became effective under the Securities Act of 1933, as amended (the "Act"), by order of the Securities and Exchange Commission on ______________, 1996, and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act.

         10. The Registration Statement and the Prospectus/Joint Proxy Statement and any supplements or amendments thereto (except for the financial statements, the schedules thereto and other financial and statistical information included therein as to which we express no opinion) comply as to form in all material respects with the Securities Act and rules and regulations promulgated thereunder.

                                       ***

         In the course of the preparation of the Registration Statement and the Prospectus/Joint Proxy Statement, we have participated in discussions and conferences with officers of Tylan and Span and with representatives of their respective independent public accountants during which successive drafts of the Registration Statement and the Prospectus/Joint Proxy Statement were reviewed and we have also reviewed and discussed with various of such persons materials submitted for use in the Registration Statement, the Prospectus/Joint Proxy Statement and certain other data and information furnished in support of the statements made therein. While we have not independently verified, are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the Registration Statement or the Prospectus/Joint Proxy Statement, we advise you that, with regard to Tylan, nothing has come to our attention which caused us to believe (i) that the Registration Statement as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the

                                       4.

statements therein not misleading, or that the Prospectus/Joint Proxy Statement, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except, in each case, for the financial statements, schedules and other financial and statistical information derived therefrom, as to which we express no view), or (ii) that any of the documents incorporated by reference in the Prospectus/Joint Proxy Statement, when such documents were filed with the Securities and Exchange Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except, in each case, for the financial statements, schedules and other financial and statistical information derived therefrom, as to which we express no view).

This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm or entity without our prior written consent.

Sincerely,

COOLEY GODWARD CASTRO
HUDDLESON & TATUM



By:____________________________
         D. Bradley Peck


                                       5.